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                                                                    EXHIBIT 10.6


CLINICAL DEVELOPMENT AGREEMENT

PROTOCOL #VIT-02-08961X AND PROTOCOL #VIT-03-08961X: Two Phase III Safety and Efficacy Studies of Vitrase(TM) (Hyaluronidase for Ophthalmic Intravitreal Injection) for Clearance of Severe Vitreous Hemorrhage.










PREPARED FOR:         Advanced Corneal Systems, Inc.
                      15279 Alton Parkway
                      Suite 100
                      Irvine, California 92618

BY:                   Covance Clinical and Periapproval Services Inc.
                      2121 North California Boulevard
                      Suite 500
                      Walnut Creek, California 94596

                      20 October 1998


                                                                  [COVANCE LOGO]
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                         CLINICAL DEVELOPMENT AGREEMENT

                 THIS AGREEMENT, made as of the date last signed below is by and between ADVANCED CORNEAL SYSTEMS, INC., a corporation of the State of California having its principal place of business at 15279 Alton Parkway, Suite 100, Irvine, California, 92618 ("ACS"), and COVANCE, INC., doing business as COVANCE CLINICAL AND PERIAPPROVAL SERVICES, INC., a corporation of the State of Delaware having its principal place of business at 210 Carnegie Center, Princeton, New Jersey 08540-6233 ("COVANCE").

                                   WITNESSETH:

         WHEREAS, ACS is an ethical pharmaceutical manufacturer which is currently considering the evaluation of the safety and effectiveness of a drug known as Hyaluronidase Solution (the "DRUG") for the clearance of severe vitreous hemorrhage; and

         WHEREAS, COVANCE is in the business of providing services for the development of experimental new drugs in North and South America, Asia, Australia, and Europe; and

         WHEREAS, ACS has entered into a contract substantially similar to this Agreement with CroMedica Global, Inc. ("CROMEDICA"), for the purpose of having CroMedica assist ACS with the execution of substantially the same clinical investigation of the DRUG in South Africa ("CROMEDICA STUDY") and ACS intends to enter into a contract substantially similar to this Agreement with Verum Staticon ("VERUM"), for the purpose of having Verum assist ACS with the execution of substantially the same clinical investigation of the DRUG in Germany ("VERUM STUDY"); and

         WHEREAS, ACS desires to contract with COVANCE, and COVANCE desires to be contracted by ACS, for the purposes of providing such services to assist ACS in the execution of a clinical investigation of the DRUG and the preparation of the data (incorporating the result's from both COVANCE's clinical investigation, the CROMEDICA STUDY, and the VERUM STUDY) into a report or reports for ACS to submit to the United States Food and Drug Administration ("FDA") and other international regulatory authorities for marketing approval (collectively the "SUBMISSIONS") and completion of other tasks as outlined in Exhibit A,

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                                                                 20 October 1998
                                                                          Page 2


         NOW, THEREFORE, the parties hereby agree as follows:

1. Obligations of Covance: COVANCE hereby agrees to conduct a clinical investigation (the "STUDY") of the DRUG in accordance with ACS's instructions and the accepted standards of medical and clinical research standards. The services to be provided by COVANCE to ACS will include, but will not be limited to, the following:

         (a) COVANCE will conduct the STUDY in accordance to agreed upon protocols and as outlined in Exhibit A. The STUDY will be conducted in full compliance with this Agreement and in accordance with the protocol, any protocol amendments mutually agreed to by the parties, any conditions set forth by the reviewing Institutional Review Board ("IRB") and all applicable Federal, state, and local laws, statutes, ordinances, and regulations including all applicable regulations enforced by the FDA for the conduct of clinical trials used to support marketing approval of the DRUG. COVANCE also agrees that Investigators will agree to conduct the study in accordance with generally accepted standards of Good Clinical Practice.

         (b) COVANCE will include the data received from CroMedica and Verum in connection with the CROMEDICA STUDY and VERUM STUDY in the SUBMISSIONS or parts thereof, prepared by COVANCE. COVANCE will be responsible for the timely and proper preparation of the SUBMISSIONS or parts thereof COVANCE will not be responsible for any delays, and/or deficiencies that are caused by CROMEDICA's or VERUM's failure to implement the agreed to PROTOCOLS or deliver the data from the CROMEDICA STUDY or VERUM STUDY to COVANCE in accordance with mutually agreeable timelines or in a mutually acceptable format; provided, however, that COVANCE has provided ACS with timely notice of potential delays and/or deficiencies once it has a reasonable basis to believe either or both are likely.

         (c) COVANCE will recruit qualified investigators identified by ACS ("INVESTIGATOR") with the necessary and appropriate experience and standing to perform the STUDY; and said INVESTIGATOR must be licensed to practice medicine in the location where the STUDY is to be conducted and must be in compliance with 21 CFR 312.53.


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                                                                 20 October 1998
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         (d)      COVANCE will prepare necessary and appropriate documentation for submission to the appropriate regulatory authority and ACS for the conduct of the STUDY including but not limited to the following:

                  1)       A completed and signed Form FDA-1572

                  2) Current curriculum vitae of the INVESTIGATOR and all secondary INVESTIGATORS identified on Form FDA-1572.

                  3) PROTOCOL (defined below) signature page signed by the principal INVESTIGATOR.

                  4) A copy of the informed consent form to be used by the INVESTIGATOR.

                  5) IRB's (defined below) approval of the PROTOCOL and informed consent form.

                           For purposes of this Agreement: (i) "IRB" means an institution review board that complies with the requirements of Title 21, Part 56 of the code of Federal Regulations, as amended, supplemented or modified from time to time; and (ii) "PROTOCOL" means the document which specifies the testing procedures and conditions mutually agreed upon by ACS and COVANCE for the performance of a STUDY.

                  6) As appropriate, IRB approval of PROTOCOL amendments and annual re-approvals.

         (e) COVANCE will undertake to assure that INVESTIGATORS hereby certify that they have not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. 306 (a) or (b). In the event that INVESTIGATOR:

                           (i)      becomes debarred; or

                           (ii) receives notice of action or threat of action with respect to their debarment, during the term of this Agreement, COVANCE and INVESTIGATOR agree to notify ACS immediately. In the event that


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                                                                 20 October 1998
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                                    any INVESTIGATOR becomes debarred as set
                                    forth in clause (i) INVESTIGATOR understands that this Agreement shall automatically terminate without any further action or notice by either party. In the event that an INVESTIGATOR receives notice of action or threat of action as set forth in clause
                                    (ii) above, COVANCE and INVESTIGATOR
                                    understands that ACS shall have the right to terminate this Agreement immediately.

         (f) COVANCE hereby certifies that they have not and will not knowingly use in any capacity the services of any individual, corporation, partnership or association which has been debarred under 21 U.S.C. 306 (a) or (b). In the event that COVANCE or any INVESTIGATOR becomes aware of the debarment or threatened debarment of any individual, corporation, partnership or association providing services to COVANCE or an INVESTIGATOR which directly or indirectly relate to Investigator's activities under this Agreement, COVANCE and INVESTIGATOR shall notify ACS immediately. COVANCE and INVESTIGATOR understand that ACS shall have the right to terminate this Agreement immediately upon receipt of such notice.

         (g) COVANCE will provide all INVESTIGATORS with the current INVESTIGATORS' brochure and any amendments thereto and, as the investigation proceeds, will keep each INVESTIGATOR informed of new information received from ACS regarding the DRUG.

         (h) COVANCE will monitor the STUDY in accordance with all now or hereafter applicable Federal, state, and local laws, statutes, ordinances, and regulations, including without limitation:
                  Food and Drug Administration (or any other government body or agency that succeeds it) ("FDA") guidelines on the responsibilities of sponsors, monitors and clinical INVESTIGATORS and informed consents in compliance with Good Clinical Practices.

                  ACS shall have the right, but not the obligation, to co-monitor, in conjunction with COVANCE, the INVESTIGATORS retained by COVANCE and their STUDY with respect to the services provided hereunder. In the event ACS determines there is cause for independent monitoring by ACS, it may do so


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                                                                 20 October 1998
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                  following prior written notification to COVANCE, and COVANCE will assist and cooperate with ACS therein.

         (i) COVANCE agrees that throughout the duration of this Agreement, and at any subsequent time when COVANCE shall receive information regarding the safety of the DRUG used in the STUDY as it pertains to serious or unexpected adverse experiences, it shall notify ACS in writing, in English. Such notification shall be in such a timely fashion so as to permit full compliance with all regulatory requirements (e.g. 21 CRF 312.32) for the handling and disclosure of any information concerning any serious or unexpected event, injury, toxicity or sensitivity reaction or any unexpected incidence, or the severity thereof, associated with the clinical use, studies, investigations, tests, whether or not determined to be attributable to the DRUG. "Serious," as used in this section, refers to an experience at any dose which results in death or which places the patient at immediate risk of death, in-patient hospitalization or prolongation of existing hospitalization, a persistent or significant disability or incapacity, a congenital anomaly, cancer or birth defect, or an important medical event that may jeopardize the patient and may require medical or surgical intervention to prevent any of the foregoing outcomes, or as such definition may otherwise be amended, supplemented or modified from time to time by the FDA. "Unexpected," as used in this section, refers to conditions or developments to the frequency, specificity or severity of which are not consistent with the current investigator brochure or, if an investigator brochure is not required or available, with the risk information described in the general investigational plan or elsewhere in the current application or conditions or developments that have not been previously observed during clinical studies of the DRUG, or as such definition may otherwise be amended, supplemented or modified from time to time by the FDA.

                  ACS and COVANCE shall be responsible for collecting, reporting, and processing all relevant serious and unexpected adverse experience ("SAE") information and follow-up SAE information as defined in the SAE Reporting Plan developed by ACS and Covance.


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                                                                 20 October 1998
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         (j)      COVANCE will collect the evidence related to the safety of the drug as it is obtained from the INVESTIGATORS being monitored by COVANCE and forward such evidence to ACS.

         (k) COVANCE will store copies of all data and records in accordance with local and FDA regulations. The originals of all such information will be forwarded to ACS at the termination of the program.

         (1) COVANCE will report to ACS any INVESTIGATOR that is not complying with his/her signed agreement (Form FDA-1572) and attempt to obtain compliance. If compliance is not promptly obtained and after approval is received from ACS, Covance will end the INVESTIGATORS participation in the STUDY, and recover any DRUG and STUDY records.

         (m) COVANCE will be responsible for the selection of monitors qualified by training and experience to monitor the progress of the investigation.

         (n) ACS will undertake the shipment of the DRUG to participating INVESTIGATORS, During the STUDY, COVANCE will monitor to ensure that the clinical INVESTIGATOR maintains a record of the dates and amounts of drug supplies received at the STUDY location; the dates, amount and patients to whom the test DRUG has been administered; the dates (when known) and amount of the drug broken, spilled, or lost; and the dates and amount of the DRUG supply which is being returned. At the completion or early termination of each STUDY, COVANCE will make an accounting of all clinical supplies. COVANCE will assure that the INVESTIGATOR shall return to ACS (or to another location specified by ACS), after the completion or earlier termination of any such STUDIES all unused DRUG supplies and account for all DRUG supplies which have been lost or missing.

         (o) Should appropriate regulatory authorities or any other Federal, state, or local government authority conduct, or give notice of intent to conduct, an inspection at any investigational site or take any other regulatory action with respect to services provided for in this Agreement, then COVANCE will promptly give ACS notice


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                                                                 20 October 1998
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                  thereof, supply all information pertinent thereto, and ACS shall have the right, but not the obligation, to be present at any such inspection or regulatory action.

2. Transfer of Obligations: Pursuant to 21 CFR 312.52, ACS has transferred to COVANCE all of the obligations identified in Attachment 1 and agrees that the same description and extent of obligations transferred should be included in Form FDA 1571, Section #13. COVANCE accepts the transferred responsibilities and agrees to carry out diligently all transferred obligations. All obligations not specifically transferred hereunder are retained by ACS.

3. Status Reporting: All of the hereinabove described services shall be performed in close cooperation with ACS, and designated ACS personnel will be kept continuously informed of the progress of the INVESTIGATIONS.

         COVANCE will provide status reports on the STUDY. The status reports will include, but not be limited to: the number of patients entered, dropped, and completed in the STUDY. Reports of monitoring visits will also be provided on a timely basis as specified in Exhibit A.

4. Clinical Supplies: ACS will, at its expense, supply the INVESTIGATORS with the DRUG and other DRUG supplies as are agreed upon by COVANCE and ACS for the timely completion of the STUDY hereinabove described, and will direct the shipment of any such supplies to the location indicated by COVANCE, within a reasonable time after receipt of notification from COVANCE of the need for any such clinical supplies.

5. Confidential Information: COVANCE agrees that all materials, documents and information provided to it by ACS and, except as provided in
         Section 14, all information developed by COVANCE exclusively in connection with the STUDY, whether prior or subsequent to the execution of this Agreement, for ACS pursuant to this Agreement is and shall be considered as confidential information to ACS (collectively, the "CONFIDENTIAL INFORMATION") and the sole property of ACS. COVANCE agrees to hold such CONFIDENTIAL INFORMATION in strict confidence for ten (10) years after the date of this Agreement and shall disclose the CONFIDENTIAL INFORMATION to hospital authorities, IRB, INVESTIGATORS and their respective agents, employees, officers and directors, and representatives only on a need-to-know


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         basis (including fulfilling corporate reporting obligations) and only if the foregoing parties (other than hospital authorities and IRBs) are bound and obligated by the same provisions of confidentiality as used by any member of COVANCE; provided that (a) COVANCE will have no obligations with respect to any CONFIDENTIAL INFORMATION that is now or later becomes publicly available through no fault of COVANCE, (b) COVANCE obtains such CONFIDENTIAL INFORMATION from a third party entitled to disclose it, (c) COVANCE can demonstrate through written records it already has in their possession such CONFIDENTIAL INFORMATION as indicated in their written records, or (d) such CONFIDENTIAL INFORMATION is required by any law, rule, regulation, order, decision, decree or subpoena or other judicial, administrative or legal process to be disclosed.

         All obligations of confidentiality and non-disclosure set forth in this Agreement will survive, without limitation, the expiration or earlier termination, for any reason, of this Agreement.

         Nothing contained in this Section 5 shall be interpreted to limit the rights of COVANCE and ACS's obligations under Section 14 hereof and to the extent that any conflict arises in applying the provisions of Sections 5 and 14, the provisions of Section 14 shall control.

         Upon the completion or earlier termination of this Agreement, COVANCE will promptly return to ACS all of the CONFIDENTIAL INFORMATION, as well as all written material which incorporates any CONFIDENTIAL INFORMATION.

         COVANCE acknowledges that the disclosure of CONFIDENTIAL INFORMATION without ACS's express written permission will cause ACS irreparable harm and that the breach or threatened breach of the nondisclosure provisions of this Agreement will entitle ACS to injunctive relief, in addition to any other legal remedies that may be available to it.

6.       Compensation:

         (a) Attached hereto as Exhibit A are the COVANCE Time and Cost Estimates, which contains the budgets for out-of-pocket costs and for COVANCE costs, which can only be modified by the procedure described in this Section.


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         (b)      ACS hereby agrees to pay COVANCE for all services performed by
                  COVANCE and its agents and clinical investigators pursuant to this Agreement, as set forth in Exhibit A, provided that the total amount paid by ACS shall not exceed the cost estimates provided for in Exhibit A, unless agreed to in writing by the parties or allowed for in this Section.

         (c) All direct COVANCE out-of-pocket expenses incurred on behalf of ACS, such as, but not limited to travel and shipping expenses, do not have profit factors applied to them. COVANCE expects that the specified out-of-pocket costs estimated in Exhibit A will be correct to within 10%. ACS agrees to this margin of the estimate as long as expenses are based on actual costs and documented. If changes in the program occur that affect out-of-pocket costs, or COVANCE otherwise projects that costs may exceed the estimates plus 10%, COVANCE will provide revised estimates for ACS's review and written approval as specified in Section 8.

                  Out-of-pocket costs will be invoiced to ACS on a monthly basis. These invoices will contain summary reports of expenses. Receipts of all expenses will remain on file at COVANCE and will be open to ACS inspection, if requested.

         (d) COVANCE fees for this project will not exceed those specified in Exhibit A unless there is a change in the program agreed to in writing by the parties and documented as described in
                  Section 8.

                  COVANCE fees will be invoiced in accordance with the payment schedule outlined in Attachment 2.

         (e) ACS will, within thirty (30) days subsequent to the date of this Agreement, pre-pay COVANCE an amount corresponding to 25% of the out-of-pocket costs of the project over the first 12 months as contained in Exhibit A. This amount will be adjusted to correspond to the next 12 month period each successive year of the program.


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                                                                 20 October 1998
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                  This prepaid amount will be returned to ACS at the early
                  termination or completion of the project or credited against final invoices as agreed to between COVANCE and ACS.

         (f) COVANCE will submit to ACS a monthly invoice approximately twenty (20) days after the end of each calendar month during the term of this Agreement that will contain out-of-pocket costs as specified in Section 6(b) and (c). Invoices for COVANCE fees will be provided as specified in Section 6(d). All invoices are payable within thirty (30) days of receipt.

         (g) All payments or prepayments by ACS under Section 6 shall be made free of interest.

7.       Assumptions:

         (a) The time, cost, fee and budget estimates specified in Exhibit A with respect to a STUDY are subject to a number of general and STUDY specific assumptions. The general assumptions (collectively, the "GENERAL ASSUMPTIONS") are as follows:

                  (i)      The scope of the STUDY remains constant;

                  (ii) ACS and COVANCE execute all of their obligations under this Agreement in a timely manner;

                  (iii) ACS and Covance fully cooperate with each other in the performance of their obligations under this Agreement and refrain from any actions or inactions which prevent a party from timely or properly performing its obligations hereunder and thereunder, respectively; and

                  (iv) No other event outside of COVANCE's or ACS's control, including, without limitation, the events described in Section 10 occur.

                  The STUDY specific assumptions (the "STUDY SPECIFIC ASSUMPTIONS") are set forth in Exhibit A.


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         (b)      In the event that any of the ASSUMPTIONS (defined below) are not complied with by the parties or the parties desire to modify or deviate (a "DEVIATION") from them, or the parties determine that the STUDY objectives cannot be fulfilled based on the ASSUMPTIONS, then the budget, fees, costs and time estimates for such STUDY as specified in Exhibit A shall be modified in accordance with the terms of Section 8 hereof. For purposes of this Agreement, "ASSUMPTIONS" means any of the GENERAL ASSUMPTIONS and the STUDY SPECIFIC ASSUMPTIONS.

8.       Change Orders:

         (a) In the event a DEVIATION is identified by ACS or COVANCE, the identifying party shall notify in writing the other party of such DEVIATION. Within 20 business days from the receipt by COVANCE or sending of such DEVIATION notice, COVANCE shall provide ACS with an estimate of the modification to the timeline, costs and fees and overall budget (whether an increase or decrease) arising from such DEVIATION. ACS shall have seven business days to approve such modification estimates. If ACS does not approve such modification estimates and has not terminated the STUDY but wants the STUDY to be modified to take in account the DEVIATION, then ACS and COVANCE shall use their best efforts to agree on modification estimates that are mutually acceptable.

         (b) During the DEVIATION ASSESSMENT PERIOD (defined below), COVANCE shall continue work on the STUDY if practicable but shall not implement the modification representing the DEVIATION unless approved in writing by ACS.

                  For purposes of this Agreement, "DEVIATION ASSESSMENT PERIOD" means the time from the date COVANCE sends or receives a notice of DEVIATION pursuant to this Section 8 and the date ACS either accepts or rejects COVANCE's modification estimates as specified in this Section 8.

9. Early Termination: ACS may terminate this Agreement prior to the STUDY's completion at any time for any reason upon 30 days written notice to COVANCE. In the event of such termination, COVANCE shall be promptly paid in full for all work and services performed in connection with such STUDY, including all out-of-pocket expenses and all


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                                                                 20 October 1998
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         COVANCE fees, as of the date work on such STUDY is actually concluded.
         COVANCE shall use all reasonable efforts to conclude or transfer the STUDY as expeditiously as practicable and in accordance with all applicable laws, rules and regulations, including those of the FDA. Further, COVANCE and ACS shall cooperate with each other during such STUDY termination to safeguard patient safety, continuity of patient treatment and to comply with applicable laws, rules and regulations.

         In addition to the costs, expenses and fees specified in this
         Section 9, ACS shall pay to COVANCE an amount equal 1.5 (months) times the average of the monthly fee paid to COVANCE during the STUDY (x dollars), as liquidated damages and not as a penalty; provided that such fee shall not be paid if ACS has terminated the STUDY because of COVANCE's breach of a material obligation under this Agreement.

10. Force Majeure. The parties shall be excused from performing their obligations under this Agreement if its performance is delayed or prevented by any event beyond such party's is reasonable control, including, but not limited to, acts of God, fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action or power failure, provided that such performance shall be excused only to the extent of and during such disability. Any time specified for completion of performance in this Agreement falling due during or subsequent to the occurrence of any such events shall be automatically extended for a period of time equal to the period of such disability. COVANCE will promptly notify ACS if, by reason of any of the events referred to herein, COVANCE is unable to meet any such time for performance specified in this Agreement.

11. Indemnity - Clinical Investigators: ACS hereby agrees to indemnify and hold harmless the INVESTIGATORS, subject to limitations (a), (b), (c),
         (d) and (e) below, from and against any and all costs (including costs and reasonable attorneys' fees), expenses, damages and judgments resulting from a claim which occurs to a participant in the STUDY which was directly or indirectly caused by the DRUG provided:

         (a) The conduct of the INVESTIGATOR is not negligent or otherwise tortisus;

         (b) ACS is properly notified in writing of the claim, but no indemnitee shall lose indemnification rights hereunder by failing to give the indemnifying party such


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                                                                 20 October 1998
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                  notice unless such failure materially and adversely affects the indemnifying party's ability to defend;

         (c) ACS is given sole and absolute control of, and discretion in, the handling of such claim, action or suit, including, without limitation, the selection of defense counsel, provided ACS reasonably and promptly acknowledges its intent to assume control of the defense of such claim, action or suit;

         (d) ACS receives the full cooperation of the INVESTIGATOR during pendency of the claim or lawsuit; and

         (e) The STUDY is conducted in full accordance with the PROTOCOL, any PROTOCOL amendment, and in accordance with generally accepted medical standards; slight deviations arising out of necessity and not contributing to the injury or affecting the STUDY validity shall not be considered a failure to adhere to the PROTOCOL.

12.      Indemnification - COVANCE:

         (a) COVANCE shall indemnify and hold harmless ACS and its officers, directors, employees and agents from any loss, damage, cost or expense (including reasonable attorney's fees) (a "LOSS") arising from any claim, demand, assessment, action, suit or proceeding (a "CLAIM") for personal injury to STUDY participants or personal injury to any employee of ACS or property damage arising or occurring during the conduct of the STUDY as a result of COVANCE's negligence, gross negligence or intentional misconduct or inaction or performance that violates the law; provided that if such LOSS or CLAIM arises in whole or in part from ACS's negligence, gross negligence or intentional misconduct or inaction, then the amount of the LOSS that COVANCE shall indemnify ACS for pursuant to this Section 12 shall be reduced by an amount in proportion to the percentage of ACS's responsibilities for such LOSS as determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the parties.


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                                                                 20 October 1998
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         (b)      ACS shall indemnify and hold harmless COVANCE, and their
                  respective affiliates and their respective officers, directors, employees and agents (the "COVANCE GROUP") from any CLAIM or LOSS arising from or related to (i) personal injury to a participant in the STUDY or personal injury to any employee of the COVANCE GROUP directly or indirectly caused by the DRUG, (ii) this AGREEMENT, the STUDY or any aspect thereof set forth in the PROTOCOL that violates any applicable law, rule, regulation or ordinance, (iii) the DRUG's harmful or otherwise unsafe effect, including, without limitation, a CLAIM based upon ACS's or any other person's use, consumption, sale, distribution or marketing of any substance, including the DRUG, or (iv) the negligence, gross negligence or intentional misconduct or inaction of ACS in the performance of its obligations under this AGREEMENT or the PROTOCOL related to such STUDY (v) the performance of CROMEDICA or VERUM in its obligations; provided that if such LOSS or CLAIM (other than a LOSS or CLAIM described in clause [iii] hereof arises in whole or in part from COVANCE's negligence, gross negligence or intentional misconduct or inaction or COVANCE's violation of the law, then the amount of such LOSS that ACS shall indemnify the COVANCE GROUP for pursuant to this Section 12 shall be reduced by an amount in proportion to the percentage of COVANCE's responsibilities for such LOSS as determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the parties. ACS shall not indemnify the COVANCE GROUP from any LOSS or from any CLAIM described in clause (iii) hereof arising solely from the willful misconduct or inaction or gross negligence of COVANCE or COVANCE's violation of the law.

         (c) Upon receipt of notice of any CLAIM which may give rise to a right of indemnity from the other party hereto, the party seeking indemnification (the "INDEMNIFIED PARTY") shall give written notice thereof to the other party, (the "INDEMNIFYING PARTY") with a CLAIM for indemnity. Such CLAIM for indemnity shall indicate the nature of the CLAIM and the basis therefore. Promptly after a CLAIM is made for which the INDEMNIFIED PARTY seeks indemnity, the INDEMNIFIED PARTY shall permit the INDEMNIFYING PARTY, at its own option and expense, to assume the complete defense and settlement of such CLAIM, provided that (i) the INDEMNIFIED PARTY will have the right to participate in the defense of any such CLAIM at its own cost and

                                                                 20 October 1998
                                                                         Page 15



                  expense, (ii) the INDEMNIFYING PARTY will conduct the defense of any CLAIM with due regard for the business interests and potential related liabilities of the INDEMNIFIED PARTY. The INDEMNIFYING PARTY will not, in defense of any such CLAIM, except with the consent of the INDEMNIFIED PARTY, consent to the entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the INDEMNIFIED PARTY of a release from all liability in respect thereof. As to those CLAIMS with respect to which the INDEMNIFYING PARTY does not elect to assume control of the defense, the INDEMNIFIED PARTY will afford the INDEMNIFYING PARTY an opportunity to participate in such defense, at the INDEMNIFYING PARTY's own cost and expense, and will not settle or otherwise dispose of any of the same without the consent of the INDEMNIFYING PARTY.

         (d) The obligations of the parties under this Section 12 shall survive the termination of this AGREEMENT.

13. Default: If COVANCE is in default of its material obligations under this Agreement, then ACS shall promptly notify COVANCE in writing of any such default. COVANCE shall have a period of thirty (30) days from the date of receipt of such notice within which to cause the cure of such default. If COVANCE shall fail to so cause such cure, or if such failure cannot be cured within the specified cure period, then this Agreement shall, at ACS's option, immediately terminate. In the event of such termination, ACS's sole remedy shall be, a reduction in the total contract price for the Services in an amount equal to the difference between (i) the total contract price for the Services and
         (ii) the value of the work properly performed; provided, however, that under no circumstances shall COVANCE be liable to ACS in an amount that, in aggregate, exceeds, the contract price paid for the Services, as specified in this Agreement. UNDER NO CIRCUMSTANCES SHALL ACS BE ENTITLED TO INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH SUCH DEFAULT OR BREACH OF COVANCE'S OBLIGATIONS UNDER THIS AGREEMENT.

14. Property Ownership. All materials, documents, data, information and suggestions of every kind and description supplied to COVANCE by ACS or prepared or developed by COVANCE pursuant to this Agreement (except for COVANCE procedural manuals,

                                                                 20 October 1998
                                                                         Page 16


         personnel data, and COVANCE-developed computer software, technology or Covance's Interactive Voice Response System used for patient drug randomization) shall be the sole and exclusive property of ACS and ACS shall have the right to make whatever use it deems desirable of any such materials, documents and information; provided that COVANCE may retain copies of such materials as required by applicable laws, rules and regulations. Unless otherwise required by law or by the terms of this Agreement, all such ACS property which COVANCE shall have in its possessions shall be maintained by COVANCE for a period of not less than three (3) years from the date of receipt thereof and shall be organized in such manner that it will be ready for immediate reference. After three (3) years or such longer period as may be required by applicable laws or regulations, COVANCE may dispose of such property in accordance with ACS's instructions. If ACS fails to give said instructions, COVANCE shall so notify ACS; and if said instructions are still not forthcoming within thirty (30) days of said notification, then COVANCE may destroy such property as it determines.

15.      Recruitment

         (a) ACS agrees that it will not solicit or otherwise encourage COVANCE employees to seek employment with ACS throughout the term of this Agreement.

         (b) COVANCE agrees that it will not solicit or otherwise encourage ACS employees to seek employment with COVANCE throughout the term of this Agreement.

16. Patent Rights: COVANCE shall not acquire any rights of any kind whatsoever with respect to ACS's product as a result of performance under this agreement or otherwise. All inventions, discoveries, and technology relating to the ACS product, whether patentable or not, conceived by COVANCE or its employees or agents, including the INVESTIGATORS or their employees or agents, solely or jointly with others as a result of work done under this Agreement, shall be, and remain at all times the sole and exclusive property of ACS. COVANCE will disclose promptly to ACS or its nominee any and all patentable inventions, discoveries and improvements conceived or made by COVANCE as a result of providing such services to ACS pursuant to this Agreement and relating to such services, and agrees to assign all its interest therein to ACS or its nominee; provided, ACS requests such assignment within one year of notification of such invention; provided, further, that COVANCE shall retain all rights to any data, processes,

                                                                 20 October 1998
                                                                         Page 17


         software (including codes) technology, means, know-how developed by COVANCE which relate to data collection, data management or to Covance's Interactive Voice Response System used for patient drug randomization (IVRS data and programming). Whenever requested to do so by ACS, COVANCE will execute any and all applications, assignments, or other instruments and give testimony which ACS shall deem necessary to apply for and obtain Letters of Patent of the United States or of any foreign country or to protect otherwise ACS's interests therein, and ACS shall compensate COVANCE for the time devoted to said activities and reimburse it for expenses incurred. COVANCE agrees to include in agreements with INVESTIGATORS participating in the STUDY, a provision requiring such INVESTIGATORS to assign to ACS on terms substantially similar to this Section 16 patentable inventions, discoveries and improvements made by such INVESTIGATORS during the STUDY. These obligations shall continue beyond the termination of this Agreement and shall be binding upon COVANCE's assignees, administrators and other legal representatives.

17. Modifications: No changes may be made in this Agreement except by written agreement of both parties.

18. Entire Agreement: This Agreement, together with any attached Exhibit(s), is the entire and complete understanding of the parties in regard to the covered subject matter. It replaces, supersedes and renders void any and all predecessor agreements between the parties whether written or oral.

19. Independent Contractor: COVANCE's relationship with ACS under this Agreement shall be that of an independent contractor, and nothing in this Agreement or the arrangements for which it is made shall constitute COVANCE, or anyone furnished or used by COVANCE in the performance of the services contemplated by this Agreement, as an employee, joint venture, partner, or servant of ACS.

20. Contact with ACS: Until further notice, COVANCE's contacts within ACS will be Ron Yamamoto and Sheri Guille or such persons as said Mr. Yamamoto or Ms. Guille shall designate.

21. Notices: Any notices which either party may be required or shall desire to give hereunder shall be deemed to be duly given when delivered personally or mailed by certified or

                                                                 20 October 1998
                                                                         Page 18


         registered mail, postage prepaid, to the party to whom notice is to be given at the address first given above or such other address or addresses of which such party shall have given written notice.

22. Severability: If any provisions hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions of this Agreement shall not be affected thereby.

23. Governing Law: This Agreement is a New Jersey contract. It shall be governed and construed and interpreted in accordance with the laws of New Jersey without giving effect to its choice of law principles.

24. Waiver: The waiver by either party or the failure by either party to claim a breach of any provision of this Agreement shall not be deemed to constitute a waiver or estoppel with respect to any subsequent breach or with respect to any provision thereof.

25. Term of Agreement: This Agreement shall become effective on the date last signed below and shall continue until midnight on the 30th day of September, 2004, unless modified as provided for herein.

26. Captions. Any caption used in this Agreement is inserted for convenience and reference only and is to be ignored in the construction and interpretation of the provisions hereof.

                                       COVANCE INC.
                                       (d/b/a COVANCE CLINICAL AND
ADVANCED CORNEAL SYSTEMS, INC.         PERIAPPROVAL SERVICES, INC.)

By: /s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
    -----------------------------          --------------------------------

Title: President & CEO                 Title: Corporate VP & GM
       --------------------------             -----------------------------

Date: October 24, 1998                 Date: 3 November, 1998
      ---------------------------            ------------------------------

                                   EXHIBIT A.1

                           ACS: HYALURONIDASE SOLUTION
              PROTOCOL #VIT-02-08961X AND PROTOCOL #VIT-03-08961X
                             TIME AND COST ESTIMATE

ADVANCED CORNEAL SYSTEMS




                           A Revised Time and Cost Estimate for Assistance with the Conduct of Two Global Phase III Studies of Vitrase(TM) (Hyaluronidase for Ophthalmic Intravitreal Injection) for Clearance of Severe Vitreous Hemorrhage




                           PREPARED FOR-
                           Advanced Corneal Systems, Inc.
                           15279 Alton Parkway, Suite 100
                           Irvine, California 92618




                           PREPARED BY-
                           Covance Clinical and Periapproval Services Inc. 2121 North California Boulevard, Suite 500 Walnut Creek, California 94596




                           10 July 1998
                           10 September 1998 (revision)
                           20 October 1998 (revision)

TABLE OF CONTENTS

  I. Introduction                                                           1

 II. Project Scope and Timelines
          Project Scope                                                     3
          Project Timelines                                                 4

III. Responsibilities and Services
          ACS and Covance Responsibilities                                  5
          Pre-Study Preparation                                             7
          Site Identification and Qualification                            10
          Study Drug Management                                            13
          Site Initiation, Monitoring, and Management                      14
          Serious Adverse Event Reporting                                  17
          Project Management                                               18
          Data Management                                                  20
          Statistical Analysis                                             23
          Clinical Trial Report Preparation                                23
          NDA Preparation                                                  24

 IV. Cost Estimates                                                        25

     Appendices
     Appendix 1: Covance's Interactive Voice Response System
     Appendix 2: Covance's Trial Tracker System
     Appendix 3: Covance Pharmaceutical Packaging Services Estimate


              MATERIAL CONTAINED IN THIS PROPOSAL IS CONFIDENTIAL
                      AND IS THE PROPERTY OF COVANCE, INC.

I. INTRODUCTION

     Advanced Corneal Systems (ACS) has requested that Covance Clinical and Periapproval Services, Inc. (Covance) revise and update the 10 September 1998 Time and Cost Estimate for assistance in conducting two global Phase III Studies of Vitrase(TM) (Hyaluronidase for Ophthalmic Intravitreal Injection) for Clearance of Severe Vitreous Hemorrhage.

     This revised proposal contains a detailed summary of the scope of work to be performed by Covance, task assumptions, and cost estimates. We have made adjustments to reflect the following changes:

     - Covance will not be responsible for preparing and submitting the NDA

     - An increase in the monitoring hours during the enrollment period from 10 to 16 hours per visit

     - Inclusion of Brazilian IND costs

     The changes above are in addition to the previous changes in scope from Covance's July 1998 Time and Cost Estimate, which include:

     - Covance will not be responsible for preparing the Canadian IND and the European MAA

     - A decrease in the number of Quality Assurance site audits from 30 to 15 audits

     - An increase in the number of pre-study site evaluation visits from 114 to 123 visits

     - A net increase in the number of initiated investigative sites from 120 to 145 sites

     - 36 more sites in the United States

     - 7 more sites in France

     - 1 more site in the Netherlands

     - 2 more sites in the United Kingdom

     - 6 less sites in Canada

     - 5 less sites in Brazil

     - 10 less sites in South Africa

     - A net increase in the number of productive sites from 80 to 105 sites

     - An increase in the number of monitoring days from 1,284 to 2,365 days

     - An increase in the number of case report form pages per patient from 32 to 36 pages. However, Covance has assumed a higher level of efficiency in data management, which results in lower overall data entry costs.



Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                    1

     - South African sites may participate in this study after completing the Phase II study. If required, costs for conducting this Phase III study and for drug supply management in South Africa will be provided at a later time.

     COSTS HAVE NOT BEEN INCLUDED WITHIN THIS TIME AND COST ESTIMATE FOR THE GERMAN CRA MONITORING SERVICES AND RELATED OUT-OF-POCKET EXPENSES, AS ACS WILL BE RESPONSIBLE FOR CONTRACTING AND MAINTAINING THE CONTRACT AND PAYMENTS WITH THE CRA.

     This Time and Cost Estimate, based on discussions with ACS, describes Covance's plan for supporting the Vitrase(TM) Phase III program. The Project Scope and Timeline section outlines the program scope and timelines. The Responsibilities and Services section provides a detailed summary of organizational responsibilities and task assumptions. Cost estimates appear in Section IV. Changes to timelines, organizational responsibilities, or program assumptions listed in this Time and Cost Estimate may have an impact on the costs indicated. Details regarding Covance's Interactive Voice Response System, Trial Tracker System, and Covance Pharmaceutical Packaging Services are provided as appendices.

     Advanced Corneal Systems                                   20 October 1998
     Vitrase(TM)                                                              2

II.      PROJECT SCOPE AND TIMELINES

         PROJECT SCOPE

                  Two Phase III, randomized, masked safety and efficacy studies of Vitrase(TM) for the treatment of severe vitreous hemorrhage will be conducted under separate protocols. Protocol # VIT-02-08961X will be conducted at 80 investigative sites in North America (United States and Canada). Protocol # VIT-03-08961X will be conducted at 60 investigative sites in Europe and 5 sites in Brazil. All investigative sites are stand-alone sites and are expected to enroll a minimum of 1.0 to 1.5 patients per month during a 15 month enrollment period. In the North American study, a total of 800 eligible patients will be randomized into one of four treatment arms in a 1:1:1:1 ratio

                  (1)      Vitrase(TM) 7.5 IU
                  (2)      Vitrase(TM) 55 IU
                  (3)      Vitrase(TM) 75 IU
                  (4)      Watchful waiting

                  In Europe and Brazil, 800 eligible patients will be randomized into the same four treatment arms used in the North American study.

                  While in the study, patients will be clinically evaluated at Baseline (Day 0); Days 1, 2, and 7; and Months 1, 2, 3, 6, and
                  12. In addition, the FDA has requested bi-annual follow-up visits over a three year period (Months 18, 24, 30, 36, 42, and 48). Costs for activities for the follow-up period will be provided in a separate proposal. Table 1 provides a summary of the project specifications.


                  TABLE 1

                  VITRASE(TM) PHASE III STUDY SPECIFICATIONS
                  -----------------------------------------------------------------------------------------
                  Number of Patients Enrolled          800 (North America) and 800 (Europe and Brazil)

                  Number of Initiated Sites            80 (North America) and 65 (Europe and Brazil)

                  Number of Productive Sites           60 (North America) and 45 (Europe and Brazil)

                  Case Report Form Size(a)             36 pages per patient

                  Enrollment Rate(b)                   Approximately 1.0 to 1.5 patients per site per month

                  Enrollment Period(b)                 15 months

                  Final Deliverable                    4 Integrated Clinical/Statistical Reports
                                                       - 3 Months (2 studies)
                                                       - 12 Months (2 studies)
                  -----------------------------------------------------------------------------------------

                        (a) CRF size specified by ACS
                        (b) Enrollment rate and period projected by ACS





Advanced Corneal Systems                                        20 October 1998
Vitrase(TM)                                                                   3

         PROJECT TIMELINES

                  Table 2 presents the assumed timelines for the Vitrase(TM) Phase III program.

                  TABLE 2

                  ESTIMATED TIMELINES
                  -----------------------------------------------------------------------
                  MILESTONE                                             DATE
                  -----------------------------------------------------------------------
                  Planning Activities Start                          July 1998

                  Investigator Screening                       July - September 1998

                  Regional Investigators' Meetings          October 1998 and January 1999

                  First Patient Enrolled                      October - November 1998

                  Last Patient Enrolled                             January 2000

                  Last Patient Out (3 months)                        April 2000

                  Delivery of 3 Month Clinical Study                 July 2000
                  Reports

                  Last Patient Out (1 Year Follow-Up)               January 2001

                  Delivery of 1 Year Follow-Up                        May 2001
                  Clinical Study Reports
                  -----------------------------------------------------------------------

                  o  Timeline provided by ACS and apply to each study

Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                    4

III. RESPONSIBILITIES AND SERVICES

     ACS AND COVANCE RESPONSIBILITIES

         Table 3 presents the responsibilities shared between ACS or its designee (e.g., German contract CRA) and Covance to meet the objectives of the Vitrase(TM) Phase III program. A detailed discussion of these activities is provided after Table 3.

Table 3
Summary of Responsibilities for Vitrase(TM) Phase III Program
----------------------------------------------------------------------------
                                                          ACS      COVANCE
----------------------------------------------------------------------------
Pre-Study Preparation

    Protocol Preparation                                  P         S

    Investigator's Brochure                               P

    Template informed consent form development            P         R

    Case-report form development                          R         P

    Print and ship case report forms                                P

    CRF Completion Instructions and Site Manual           R         P

    Study File Notebook                                             P

    Regulatory submissions (FDA, HPB and South            P
    African regulatory authorities)

    Regulatory submissions (European and Brazilian                  P
    regulatory authorities)

    Randomization scheme                                            P

    Kick-off meeting                                      S         P

    Project team training meeting                         S         P


Site Identification and Qualification


    Investigative site identification and screening (a)   S         P

    Pre-study site evaluation visits                      S         P

    Approve final site selection                          P         S

    Regulatory document acquisition and review            S         P

    Translations                                                    P

    Negotiation and administration of investigator        P
    contracts

Study Drug Management

    Clinical drug supply labeling and distribution

          United States and Canada                        P

          Europe, Brazil, and South Africa (b)            S         P

    On-site clinical drug supply inventory control                  P

    Patient randomization (IVRS)                                    P

-------------------------------------------------------------------------------
(a) ACS has identified and screened a number of investigative sites in Europe and North America

(b) Study drug management costs for South Africa have not been included. Costs for these activities will be provided when the scope of work for South Africa is fully defined

P = Primary Responsibility

S = Shared Responsibility

R = Review

Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                    5

Summary of Responsibilities for Vitrase(TM) Phase III Study

-------------------------------------------------------------------------------------
Responsibility                                                       ACS      Covance
-------------------------------------------------------------------------------------
Site Initiation, Monitoring and Management
     Organization and conduct of Investigators' meetings                        P
     Initiation visits                                                S         P
     Develop clinical monitoring plan and study forms                 S         P
     Routine monitoring visits                                        S         P
     Close-out visits                                                 S         P
     In-house site management                                                   P
     Quality assurance site visits                                              P

Serious Adverse Event Reporting
     SAE Reporting Plan                                               R         P
     Collect study-specific adverse event information                           P
     Provide medical evaluation of adverse events                               P
     Report SAEs to FDA and HPB                                       P
     Report SAEs to all European and Brazilian reg. authorities                 P
     Report SAEs to investigative sites                                         P
     Maintain safety database                                                   P
     Reconcile Safety and Clinical Databases                                    P

Project Management
     Overall project management                                       S         P
     Conduct team meetings                                                      P
     Conduct weekly teleconferences with ACS                          S         P
     Conduct quarterly face-to-face meetings with ACS                 S         P
     Project status reporting                                         S         P
     Maintenance of study master files                                          P

Data Management Services
     Data Management Plan                                             R         P
     Develop database and data entry screens                                    P
     Data processing and entry                                                  P
     Data review and clean-up                                                   P
     AE and concomitant medication coding                                       P
     Quality assurance of databases                                             P
     Transfer of clinical data                                                  P
     CRF disposition and archival                                               P

Statistical Analysis
     Statistical Analysis Plans                                       R         P
     Statistical programming and analyses                                       P
     Review tables, listings, and figures                             R         P

Clinical Study Report Preparation
     Clinical study reports (3 and 12 Month Data)                     R         P

NDA Preparation                                                       P
-------------------------------------------------------------------------------------

Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                    6

PRE-STUDY PREPARATION

     PROTOCOL PREPARATION

     ACS will be responsible for the development of the study protocols. Covance will review the draft protocols and provide comments to ACS, who will be responsible for preparing the final protocols. Covance has assumed two review cycles for each protocol.

     ACS will submit the final study protocol to the US Food and Drug Administration (FDA) and the Canadian Health Protection Branch (HPB). Covance will provide the final protocol to all other regulatory agencies and all investigative sites.

     INVESTIGATOR'S BROCHURE

     ACS will provide the Investigator's Brochure to Covance. ACS will be responsible for updating the Investigator's Brochure, as necessary, and providing updates to the FDA, the HPB, and Covance. Covance will distribute the Investigator's Brochure and subsequent updates to all other regulatory authorities and all investigative sites.

     TEMPLATE INFORMED CONSENT FORM DEVELOPMENT

     ACS will prepare a template patient informed consent form (ICF) for each study based on the ICF used in the Phase II study. Covance will review the template and provide comments to ACS. ACS will be responsible for final approval of the template ICF. Covance has assumed two review cycles for ICF finalization.

     In Europe and Brazil, Covance will translate the ICFs into the local language, taking into account all country specific requirements.

     Covance will interact with investigative sites in obtaining site specific changes to the ICF in accordance with instructions provided by ACS.

     CASE REPORT FORM DEVELOPMENT AND PRINTING

     Covance will be responsible for designing the Phase III case report form
     (CRF) for each study. To allow for rapid retrieval, review, and data entry, Covance will design the CRFs to make use of:

     - A segmented design format

     - International date coding

     - Completion in English

     - Precoding, where applicable

Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                    7

     Per ACS's instructions, Covance has assumed each CRF will be 36 pages in length, with approximately 10 to 15 unique pages. Covance will provide draft CRFs to ACS for review and comment. Covance has assumed two review cycles for each CRF.

     Covance will print the CRFs on three-part NCR paper and ship the CRFs to all investigative sites.

     CRF COMPLETION INSTRUCTIONS AND SITE MANUAL DEVELOPMENT

     To facilitate accurate completion of the CRF by the investigative sites, Covance will prepare CRF Completion Instructions for each study. These instructions will provide detailed procedures for completing each section of the CRF. It will also highlight important protocol adherence items and interrelated sections within the CRF.

     Covance will also prepare a Site Manual that will include the CRF completion instructions, monitoring frequency, query resolution procedures, patient screening procedures, and all other forms and procedures that are applicable for this study.

     Covance has assumed the CRF Completion Instructions and the Site Manual will be written in English and require one review cycle by ACS prior to finalization. Covance will be responsible for printing and shipping copies of the CRF Completion Instructions and Site Manual to monitors, study coordinators, investigators, and ACS.

     STUDY FILE NOTEBOOK

     Covance will develop and forward to each investigative site a Study File Notebook. The binder is provided to file the following documents:

     - Protocol and amendments

     - Protocol summary and study schema

     - Investigator's Brochure

     - Informed Consent Form

     - Institutional Review Board or Independent Ethic Committee approvals

     - Adverse event reporting procedure

     - Safety updates

     - FDA 1572

     - Regulatory binder maintenance instructions (with signature verification sheet and site visit log)

     - Correspondence


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                    8

     Covance will be responsible for ensuring that each investigator maintains and updates their Study File Notebook at each site.

     PREPARATION OF REGULATORY SUBMISSIONS

     ACS will be responsible for all initial and subsequent IND and INDs regulatory submissions and filings to the FDA and the HPB during this program, including all amendments and maintenance. Covance will be responsible for all initial and subsequent regulatory submissions and filings in Brazil, France, Germany, Italy, Poland, the Netherlands, and the United Kingdom, including all amendments and maintenance in support of these two Phase III clinical trials. Covance will be the primary contact for regulatory authorities within each of these European countries and Brazil.

     RANDOMIZATION SCHEME

     Covance will prepare the randomization schedule for each study and administer central patient randomization using an Interactive Voice Randomization System (IVRS). Covance's IVRS is described in detail in Appendix 1.

     KICK-OFF MEETING

     An ACS-Covance Phase II/III kick-off meeting was held on 25 June 1998. Discussion items at the meeting included task responsibilities, timelines, and communication plans.

     PROJECT TEAM TRAINING MEETING

     To ensure consistency in understanding and implementing program objectives, ACS's Project Physician and Covance's International Project Director will conduct two formal training sessions for Covance's clinical project team members. The first training session was conducted in North America on 20 July and the second training session will be conducted at the European Investigators' Meeting. Covance has assumed members of the ACS Vitrase(TM) Project Team will attend and contribute to each meeting.

     The training session will include a review of the details of the Vitrase(TM) program, the Investigator Brochure, disease state, and regulatory requirements. It will also include a review the protocol, CRF completion requirements, monitoring requirements, pharmacy instructions, and present an overview of the pre-study requirements, adverse event reporting requirements, and expectations for study completion and follow-up.

Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                    9

                  Each training session is expected to last one day and will be videotaped for future reference. Covance and ACS will share the responsibility for the preparation of all training materials. All proposed training materials and plans will be circulated between ACS and Covance for review and comment prior to the training session.

         SITE IDENTIFICATION AND QUALIFICATION

                  INVESTIGATIVE SITE IDENTIFICATION AND SCREENING

                  Table 4 summarizes the total number of site contacts, pre-study visits, and initiation visits to be conducted by Covance for these studies in the US, Canada, Europe and Brazil.

                  TABLE 4

                  INVESTIGATIVE SITE IDENTIFICATION AND SCREENING
                  --------------------------------------------------------------
                  REGION           SITE CONTACTS       PRE-STUDY      INITIATION
                                                         VISITS         VISITS
                  --------------------------------------------------------------
                  United States         120                90             76

                  Canada                 10                 8              4

                  Europe*                 0                20             43

                  Brazil                  5                 5              5
                  --------------------------------------------------------------

                  *  Excludes sites located in Germany.

                  ACS has identified a contract CRA for the German sites who will perform the following tasks according to Covance standards:

                  - Evaluation and selection of sites including pre-study visits and reports

                  - Budget and SOA negotiations

                  - Attendance and follow-up of Investigators' Meeting in
                    Brussels

                  - Attendance to one training meeting in Covance Brussels

                  - Translations

                  - Provide assistance to Investigators for EC submissions

                  - Initiation, routine monitoring, and close-out visits,
                    reports, and follow-up

                  - Provide input for status reports

                  - Attendance to project team meetings

                  - Maintenance of project files

                  - SAE-reporting according to the SAE plan

                  - Site management

                  - Shipping of non-drug supplies

                  - Tracking of investigator payments

                  - Assistance to the follow-up of issues raised during audits


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   10

-    In-House review of retrieved CRFs

-    Clinical query resolution with sites

-    Drug/randomization code accountability on sites

Covance has assumed it will be responsible for the following activities for the German sites:

-    Regulatory submissions

-    SAE Plan

-    SAE reporting to authorities

-    SAE reporting to Investigators and Ethics Committees (ECs)

-    Notifying reportable SAEs to Central ECs

-    Review and approval of Investigator regulatory document package

-    Site Audits

-    Drug distribution and tracking (including IVRS)

-    Drug label translation and review

Table 5 provides the assumed investigative site location by country, by study, and the assumed patient enrollment by country. The patient enrollment potential within each country has not been confirmed by a formal feasibility study.

TABLE 5

INVESTIGATIVE SITE LOCATION AND ESTIMATED PATIENT ENROLLMENT
--------------------------------------------------------------------------------
                                                               ESTIMATED NUMBER
LOCATION                                SITES                    OF PATIENTS
--------------------------------------------------------------------------------
Study #VIT-02-08961X                     80                           800
     Canada                               4                            80
     United States                       76                           720

Study #VIT-03-08961X*                    65                           800
     France                              10                            75
     Germany                             17                           200
     Italy                                5                            75
     The Netherlands                      8                            50
     Poland                               8                           175
     United Kingdom                      12                           100
     Brazil                               5                           125
--------------------------------------------------------------------------------


* Covance and ACS anticipates changes in the site numbers and patient enrollment numbers.


Advanced Corneal Systems                                        20 October, 1998
Vitrase(TM)                                                                   11

PRE-STUDY SITE EVALUATION VISITS

ACS has identified 10 sites in the US and 40 sites in Europe that do not require pre-study visits. Therefore, Covance will conduct 98 pre-study site evaluation visits in North America, 20 pre-study visits in Europe (excluding Germany), and 5 pre-study visits in Brazil. Each pre-study visit will last ten hours including time for preparation, travel, and report generation. At each pre-study site visit, the Covance monitor will conduct an in-depth interview to evaluate the investigator with respect to:

-    His or her professional experience and training

-    Past experience in conducting clinical trials

- Current participation in or future scheduling of studies that will compete for patients with severe vitreous hemorrhage.

-    Access to appropriate study patients

- Evidence of the number of potential patients entering the investigator's facility on a monthly basis

-    Ability to meet ACS's and Covance's enrollment goals

-    Proper level of staffing, including availability of study coordinator

-    Adequacy of facilities, including required study medical equipment

- Secure drug refrigeration (between 2 degrees and 8 degrees Celsius) and storage capabilities

-    Understanding of regulatory requirements

ACS may elect to co-monitor some of the pre-study site visits with the Covance monitor.

Covance will provide a monitor's report to ACS electronically (via Covance's Trial Tracker System) within ten working days of completing a pre-study site visit. Covance will define the format of the pre-study visit reports.

REGULATORY DOCUMENTS ACQUISITION AND REVIEW

Covance will collect and review the required pre-study regulatory documents for each investigative site, including Institutional Review Board (IRB) and Independent Ethics Committee (IEC) approvals. Covance also will be responsible for obtaining annual IRB and IEC renewals for the duration of this study. Covance will review all documents for completeness and accuracy prior to submission to regulatory authorities. ACS will submit regulatory documents to the FDA, HPB, and South African regulatory authorities. Covenance will submit regulatory documents to all other regulatory authorities in Europe and Brazil, as appropriate.


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   12

     TRANSLATIONS

     Covance will ensure accurate translations of ICFs, protocol synopsis, and clinical drug labels into appropriate languages using translators/regulatory affairs staff located in Covance's Canadian, Brazilian, and European offices.

     NEGOTIATION AND ADMINISTRATION OF INVESTIGATOR BUDGETS AND CONTRACTS

     ACS will provide Covance with guidelines for negotiation of investigator budgets. Covance will be responsible for negotiating the lowest reasonable investigator budget within the guidelines provided by ACS. Covance will discuss with ACS investigative sites that do not fall within these guidelines. ACS will develop a standard investigator contract and payment schedule.

     ACS will be responsible for maintenance of investigator contracts and all administrative details and payments to investigators. ACS will reimburse investigators on a pro-rated basis for work performed according to a written agreement. Covance will visually verify that investigators have performed the work before payment.

STUDY DRUG MANAGEMENT

     CLINICAL DRUG SUPPLY

     ACS will be responsible for packaging, labeling, and shipment of study medications in Canada, Brazil, and the United States. ACS will send packaged drug to Covance for distribution to sites in Europe. Covance Pharmaceutical Packaging Services (CPPS) in Horsham, UK will be responsible for drug distribution in Europe, Brazil and South Africa. Covance will set up and maintain import licenses where required by local regulations. Covance also will be responsible for supplying, tracking, and shipping of all ancillary materials.

     Covance will be responsible for developing country-specific secondary labels from the original English label text provided by ACS. The secondary labels will also include investigator name and address, telephone number, site number, and any local regulatory requirements. To ensure the accuracy of the secondary labels, Covance will conduct back-translation certification of the final labels. Covance will affix the secondary labels before shipment of study medications to investigative sites within Europe.

     Covance has assumed ACS will be responsible for all country-specific secondary labeling activities for Canadian.


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   13

     ON-SITE CLINICAL DRUG SUPPLY INVENTORY CONTROL

     During monitoring visits and at study closure, Covance will be responsible for verifying site documentation regarding receipt of study drug and for ensuring the investigative sites maintain proper drug dispensing records. At the end of the study, Covance will either manage the return of study drug to ACS and reconcile any remaining drug supplies or instruct sites to destroy drug upon authorization from ACS.

     PATIENT RANDOMIZATION

     Covance proposes the use of an Interactive Voice Response System (IVRS) for this program. The IVRS provides computerized patient randomization using touch-tone telephone equipment and computerized voice output.

     The following features will be available in this program:

     - Secure site access to the IVRS through a touch-tone telephone, using a toll-free number and individual site access code

     - Patient randomization following the site's entering of specific project and patient information, which is repeated by the system for verification prior to randomizing a patient

     - Confirmation faxes to ACS and the investigative site

     - Management of warehouse and site drug inventory in "just-in-time" fashion

     - Drug expiration tracking

     - A secure and tested backup and disaster recovery plan

     - A system validated by standards that meet the FDA requirements based on "Guidelines on General Principles of Process Validation" and the Device Manufacturing Practices Parts 211.68 and 820.61

     - Support in at least 21 languages that is available 7 days a week, 24 hours a day

     Appendix 1 contains detailed summaries and specifications for each of the above items.

SITE INITIATION, MONITORING, AND MANAGEMENT

     ORGANIZATION AND CONDUCT OF THREE INVESTIGATORS' MEETINGS

     Covance will organize and conduct three Investigators' Meeting tentatively scheduled for October 1998 and January 1999. The North American meeting will be held in Irvine, California. The European meeting will be conducted in Brussels, Belgium. The Brazilian meeting location is yet to be determined.


Advanced Corneal Systems                                        20 October, 1998
Vitrase(TM)                                                                   14

     ACS and Covance will work together to develop the agenda and presentation responsibilities for each meeting and will conduct a rehearsal meeting prior to the first Investigators' Meeting. Each meeting is expected to be one day in length. To ensure consistency in meeting presentations the Covance International Project Director will attend each meeting. The following attendees are anticipated to attend the meetings:

     - Principal investigator from each site

     - Study coordinator from each site (North America only)

     - Five ACS project team members per meeting (only 2 assumed for Brazil Meeting)

     - Twelve Covance project team members for the North American meeting

     - Nine Covance project team members for the European meeting

     - Three Covance project team members for the Brazil meeting

     INITIATION VISITS

     Covance will be responsible for study initiation visits pending ACS's approval of the investigator's regulatory documents and after shipment of study drug has been approved. Covance has assumed Covance will conduct 128 site initiation visits for this program. In addition, the German contract CRA will conduct 17 visits. Each initiation/monitoring visit will require approximately 14 hours spent on site. An additional six hours are allotted for preparation, travel, and report generation. At each initial visit, the Covance monitor will be responsible for reviewing with the investigator and site staff the protocol, the CRF and procedures for its completion, regulatory documentation and requirements, the details of drug dispensing, storage, and accountability, serious adverse events reporting and requirements, and other administrative aspects of the program.

     Covance will provide a monitor's report to ACS electronically (via Covance's Trial Tracker System) within ten working days of completing an initiation visit. Covance will define the format of the initiation visit reports.

     ROUTINE MONITORING VISITS

     Following the initial initiation/monitoring visit, Covance will conduct monitoring visits approximately every six to eight weeks during the enrollment period and every 12 weeks thereafter for the duration of the program. Each routine monitoring visit will last 16 hours including time for preparation, travel, and report generation. ACS may elect to co-monitor some of the visits with the Covance monitor. Covance also has assumed that ACS has identified and contracted with a contract CRA in Germany who will monitor all active sites in Germany. Table 6 displays the number of monitoring days by study Covance has





Advanced Corneal Systems                                        20 October, 1998
Vitrase(TM)                                                                   15
                  assumed in this proposal. Covance has assumed 20 of the North American sites will be non-productive and not require monitoring visits. Prior to determining a site is non-productive, Covance suggests conducting a follow-up training site visit for inactive sites. Costs for this visit are not included.

                  TABLE 6
                  MONITORING DAYS BY LOCATION
                  -------------------------------------------------------------
                  LOCATION                             MONITORING DAYS
                  -------------------------------------------------------------
                  North America Study                       1,393

                  European Study (includes Brazil)*          972
                  -------------------------------------------------------------

                  *  Assumes ACS contract CRA will monitor all German sites

                  Covance proposes to decouple retrieval of CRFs from monitoring visits for this program. This strategy will allow investigative sites to submit patient CRFs as soon as possible following a patient visit. This will allow Covance to enter data into the clinical database as early as possible. The monitor will review the patient's source documentation against the site's copy of the CRF. Any corrections or additions to the CRF will be noted on a Data Clarification Form, which will be signed-off by the investigator and forwarded to Covance's data management group for processing.

                  Covance monitors will ensure that information collected in the CRF is complete and accurately reflects the information recorded on the patient's medical chart. During monitoring visits, Covance monitors will review the following:

                  - Appropriate patient enrollment and randomization

                  - Protocol and patient compliance

                  - 100% of the CRF data fields for accuracy, completeness, and consistency with source documentation

                  - Investigator's Study File Notebook (e.g., study logs, signed patient informed consents forms, etc.)

                  - Drug supplies, pharmacy records, and appropriate drug
                    storage

                  - Data received regarding the safety of the drug

                  - Regulatory compliance (IRB/IEC correspondence, etc.)

                  - Appropriate review of other data instruments for
                    completeness, accuracy, and consistency with source documents

                  Covance will provide a monitor's report to ACS electronically (via Covance's Trial Tracker System) within ten working days of completing a monitoring visit that will define any issues found or discussed at the site. Covance will define the format of the monitoring reports.

Advanced Corneal Systems                                        20 October 1998
Vitrase(TM)                                                                  16

     CLOSE-OUT VISITS

     Where possible, Covance will close sites at the time of the final monitoring visit. Covance has assumed that non-accruing/non-productive sites will require a separate site visit for close-out. Each close-out visit will last ten hours including time for preparation, travel, and report generation.

     Covance will ensure that all site documentation is complete and accessible for potential future FDA or other regulatory authority audits, that the investigator is aware of his or her continuing responsibilities, and that all remaining clinical trial materials to be returned to ACS are removed from the investigative site.

     Covance will provide a monitor's report to ACS electronically (via Covance's Trial Tracker System) within ten working days of completing a close-out visit.

     IN-HOUSE SITE MANAGEMENT

     Between monitoring visits, Covance will maintain weekly telephone contact with investigative sites to discuss patient accrual, adverse experiences, query resolution, and any other study related issues. Covance will provide written documentation to ACS of all critical issues discussed.

     QUALITY ASSURANCE SITE AUDITS

     Quality Assurance Good Clinical Practices site audits will be conducted by Covance's Quality Assurance personnel. ACS has requested that 10% of sites will undergo a Quality Assurance Audit. Therefore, Covance will conduct eight site audits in North America, one site audit in Brazil, and six site audits in Europe for this program. Covance will provide audit reports to ACS within four weeks of conducting an audit. Covance has assumed that each audit will require three days on site to complete.

SERIOUS ADVERSE EVENT REPORTING

     SERIOUS ADVERSE EVENT REPORTING PLAN

     Covance and ACS will work together to develop a serious adverse events
     (SAE) reporting plan. The plan will define procedures and responsibilities for collecting, reporting and tracking SAEs. ACS will provide final approval and sign-off of the plan.


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   17

                  SAE REPORTING

                  ACS has asked Covance to assume 80 SAEs per study (160 total) with one follow-up report per event on average. Covance will use its standard SAE report forms. Covance will collect and forward all SAE information from the investigators to ACS within 24 hours of receipt. Covance also will collect SAE follow-up information and forward the information to ACS. Information on events occurring in North America will be collected by Covance's Walnut Creek office. Information on events occurring in Europe will be collected by Covance's Maidenhead, UK office. Information on events occurring in Brazil will be collected in Covance's Buenos Aires, Argentina office. In processing SAEs, Covance will be responsible for:

                  - Providing medical evaluation

                  - Writing all SAE narratives

                  - Submission to ACS for filing with the FDA and HPB

                  - Reporting and submission of all reportable events in
                    compliance with applicable local regulations in Europe and Brazil

                  - Notifying investigators of any events per local regulations

                  ACS will determine whether each SAE requires submission to the FDA and submitting reportable SAEs to the FDA and HPB. Covance has assumed 20% of SAEs (total of 32) will be reported to the Regulatory Agencies.

                  SAE DATABASE

                  Covance will establish and maintain an SAE database and will be responsible for reconciling the SAE and clinical databases.


         PROJECT MANAGEMENT

                  OVERALL PROJECT MANAGEMENT

                  Covance has assigned Cecile Lardinois as the International Project Director and Toniann Derion, Christiane Booremans, and Maria Fernanda Castro Duran as regional Project Managers in the United States, Europe, and Brazil, respectively.

                  The International Project Director will be responsible for:

                  - Leading the Covance Vitrase(TM) project team and providing expertise as needed

                  - Serving as ACS's key point of contact within Covance

Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   18

     - Maintaining effective communication with ACS and all groups performing project work

     - Preparing of project plans, timelines, and milestones

     - Directing all activities required to meet Covance's obligations to ACS

     - Ensuring Covance's budgetary, on-time, and quality performance

The regional Project Managers will serve under the International Project Director and be responsible for coordinating the daily activities of the core and extended Covance project team. The Project Managers will report directly to the International Project Director on project status and issues.

COMMUNICATION WITH ACS

The Covance International Project Director will maintain contact with the ACS Clinical Operations representative throughout the program. Covance has assumed core project team telephone conferences will be conducted weekly and that face-to-face meetings between ACS and Covance will occur quarterly with Covance's North American team throughout the program. Covance's European Project Manager will attend project team teleconferences on an as needed basis and face-to-face meetings annually. Covance and ACS will conduct a contract and budget status review in coordination with the quarterly face-to-face team meetings. Covance has assumed these meetings will alternate between ACS's and Covance's offices. A minimum of four Covance project team members will attend each meeting.

PROJECT STATUS REPORTING

It is Covance's intention to provide ACS with project status reporting through Covance's Trial Tracker system, which will allow ACS 24-hour access to key project status information. ACS's project team members will be able to access Trial Tracker from their desktops via Covance's network. A technical support individual based in Covance's Walnut Creek office will be available on an "on-call" basis to address any Trial Tracker issues. For each study, Trial Tracker will contain modules that will provide the following information to ACS:

- Investigator data

     - Names and addresses

     - Budget/Payment Status

- Regulatory document status

- Monitor's trip reports

     - Pre-study investigative site visits

     - Initiation investigative site visits

     - Monitoring investigative site visits

Advanced Corneal Systems                                        20 October, 1998
Vitrase(TM)                                                                   19

          o    Close-out investigative site visits

     o    Patient enrollment data

     o    Site contacts

          o    Telephone contacts

          o    Protocol exceptions

          o    Common study site issues

     o    CRF retrieval and correction tracking data

     o    SAE summaries

     Appendix 2 provides details on each of the Trial Tracker modules.

     Covance will update Trial Tracker information on a daily basis. The timeliness of the information contained within the individual modules will depend on the nature of the data collected for the specific module. For example, monitoring visit trip reports are scheduled for delivery to ACS within ten days of completion of the site visit. Therefore, information entered into the Site Visit Report Module will pertain to visits that occurred up to ten days before the daily system update.

     MAINTENANCE OF STUDY MASTER FILES

     In accordance with the International Conference on Harmonization (ICH) Good Clinical Practices and local applicable regulations, Covance will maintain study files that consist of the original CRFs, investigator regulatory documentation, and correspondence between ACS and the investigative sites. Covance will maintain the study files until completion of the program unless ACS requests provision of the files prior to completion of the program, at which time they will be forwarded to ACS. ACS will have access to the study files at all times.

DATA MANAGEMENT

     DATA MANAGEMENT PLAN

     Data Management activities for both studies will be conducted out of Covance's Walnut Creek office.

     Covance will be responsible for developing a Data Management Plan for this program. Covance will provide a draft of the Data Management Plan to ACS for review and comment.

     The Data Management Plan will include, but not be limited to:

     o    Definition of a data segment

     o    CRF log-in, pre-data entry clarification, and data entry procedures


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   20

     - Coding specifications

     - Data coordination procedures (i.e., review systems, validation of data, query generation and resolution, and database correction procedures)

     - Database audit procedures

     DATABASE DESIGN

     Covance will develop separate but identical CRF database structures for the European study (including Brazil) and for the North American Study.

     CRF PROCESSING AND DATA ENTRY

     CRFs will be directly submitted by the study sites to Covance's Document Control Center in Walnut Creek as quickly as possible after the patient visit. Once in house, data personnel will inventory and forward the CRFs for data entry. Covance's CRF tracking system will track the CRFs throughout the data entry and data management process. Working copies of the CRF will be stored in Covance's Document Control Center and the original white copies will be kept in a separate off-site storage facility.

     Entry of the data from each CRF will occur promptly to ensure a current database. Data entry will be performed on an on-going basis by two independent operators: the first operator performs the initial entry and the second operator performs second key verification of all numeric and date fields, adverse experiences, and concomitant medications. Lengthy text fields (in excess of 80 characters) will be entered by the first data processor, then sight verified by the second operator. Any questionable discrepancies will be addressed by a Data Manager. Covance will data enter up to 57,600 CRF pages (1,600 patients x 36 CRF pages).

     DATA REVIEW AND CLEAN-UP

     The data review process will begin with the preparation of Data Review Guidelines, which will specify the computerized validation checks and query conventions. The Data Review Guidelines will be developed when the CRF Monitoring Conventions and Site Manual are developed, thus ensuring consistency and appropriateness in approach to data collection and handling. ACS will review and sign-off on the Data Review Guidelines.

     Data review will occur on an ongoing basis. Covance will immediately correct and document data problems that can be resolved through intra-CRF verification and without discussion with an investigator's staff. Data queries that require resolution with an Investigator's staff will be addressed by mail, facsimile or, if necessary, with investigative site staff during the next monitoring visit. Covance's standard procedures ensure that all corrections to a CRF are


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   21
appropriately documented, reviewed, and approved by the investigator. Covance will review and clean up to 57,600 CRF pages (1600 patients x 36 CRF pages).

ADVERSE EVENT AND CONCOMITANT MEDICATION CODING

Covance will be responsible for applying coding conventions to adverse events and concomitant medications. Covance has assumed that it will use Covance's standard COSTART dictionary to code intercurrent illnesses and adverse events and Covance's standard WHODRUG dictionary to code concomitant medications. Costs for additional coding for specific ophthalmologic events that cannot be coded by COSTART have not been included in this proposal.

QUALITY CONTROL AND QUALITY ASSURANCE OF THE DATABASE

To ensure data quality, Covance will conduct a database audit (a random sampling of the database verified with the hard copy CRF, item by item) of each database. Covance will use its Standard Database Audit error rate of 0.05% or less as the threshold for accepting a file. If the error rate is above 0.05%, Covance will reject the file and conduct a systematic review of the database for errors.

In addition, per Covance SOPs, Covance Regulatory Compliance personnel will conduct a database audit on 10% of patients.

TRANSFER OF CLINICAL DATA

Covance will conduct one test data transfer to ACS of a populated database using data structures compatible with ACS standards prior to CRF data entry. Dummy data included in the test transfer will be prepared by Covance. Table 7 defines the data transfers per study.

TABLE 7
DATA TRANSFERS BY STUDY
-------------------------------------------------------------------------------
                               NORTH            EUROPE AND
TRANSFER                      AMERICA             BRAZIL              TOTAL
-------------------------------------------------------------------------------
Dummy Data                         1                   1                   2
IND Updates                        3                   3                   6
Final Transfer                     1                   1                   2
Total                              5                   5                  10
-------------------------------------------------------------------------------


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   22

     CRF DISPOSITION AND ARCHIVAL

     Covance will be responsible for coordinating the disposition of the CRF's after the trial is completed.

STATISTICAL ANALYSIS

     STATISTICAL ANALYSIS PLAN

     Covance will prepare a Report and Analysis Plan (RAP) for the final analyses for each study. Covance has assumed each RAP will be finalized early in the program prior to data analysis and will be identical for each study.

     The RAP will define all statistical analyses and will include an outline of the statistical report with table, listing, and figure mock-ups. ACS will review the draft RAPs and provide comments to Covance, who will be responsible for incorporating ACS's comments and preparing final drafts for ACS to sign-off. Covance has assumed two review cycles for each RAP.

     STATISTICAL PROGRAMMING AND ANALYSIS

     Covance programmers will be responsible for creating programs for the development of safety and efficacy tables and listings. The programs will be based on the programs used to create the tables, listings, and figures from the Phase II analyses. Covance has assumed a total of 100 tables, listings, and figures for each of the 3 and 12 month final analyses. Analyses, tables, and listings will be substantially the same for the 3 and 12 month analyses, with the exception of changes necessary to accommodate additional timepoints at 12 months. Covance has assumed two review cycles by ACS will be required prior to sign-off on final tables, listings, and figures by ACS.


CLINICAL STUDY REPORT PREPARATION

     CLINICAL STUDY REPORT

     Covance will be responsible for preparation of the Clinical Study Reports
     (CSR) for each study. Covance has assumed two CSRs per study: one after completion of three months in the study by all patients and one after completion of 12 months in the study by all patients. Covance will prepare the reports using Covance's standard report format, which follows ICH Guidelines. Covance will use the individual patient narratives from the SAE reports in the CSRs. Covance has


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   23
     assumed that ACS will conduct two review cycles prior to sign-off on the final CSRs.

NDA PREPARATION

     NEW DRUG APPLICATION

     Early in the program, ACS and Covance will meet to define organizational responsibilities as related to the Vitrase(TM) New Drug Application (NDA). Following that meeting Covance will provide ACS with an estimate for its services as related to the NDA. No costs are provided within this Time and Cost Estimate for Covance's assistance with the Vitrase(TM) NDA.



Advanced Corneal Systems                                         20 October 1985
Vitrase(TM)                                                                   24

IV.  COST ESTIMATES

Table 8 presents estimated Out-of-Pocket (OOP) Costs, Table 9 presents estimated Covance Fees, and Table 10 presents estimated OOP costs and Covance Fees for Covance Pharmaceutical Packaging Services (CPPS). Estimated Covance fees are based upon the resources needed to complete tasks described in the Responsibilities and Services Section of this Time and Cost Estimate. Subsequent changes to the timelines, organizational responsibilities, and program assumptions listed throughout this Time and Cost Estimate may have an impact on the costs provided.

TABLE 8
ESTIMATED OUT-OF-POCKET (OOP) COSTS
--------------------------------------------------------------------------------
TASK                                         AMERICAS            EUROPE
--------------------------------------------------------------------------------
Travel (Pre-study Site Visits)            $   84,000            $ 10,000
Travel (Initiation Visits)                    85,000              22,000
Travel (Monitoring Visits)                   871,000             329,000
Travel (GCP Audits)                           17,000              19,000
Travel (ACS-Covance Meetings)                 81,000               9,500
Travel (Project Team Meetings)                 5,000              15,000
Investigators' Meetings                      258,000              62,000
Case Report Form Printing                     20,000              17,000
Miscellaneous (e.g., Binders)                 10,000              10,000
Shipping                                      31,000              31,000
Brazil Regulatory                             23,000
IVRS Charges                                  17,000                  --
--------------------------------------------------------------------------------
     TOTAL OUT-OF-POCKET COSTS            $1,502,000            $524,500
--------------------------------------------------------------------------------
OOP costs for a secure e-mail connection have not been included


Advanced Corneal Systems                                        20 October 1998
Vitrese(TM)                                                                  25

TABLE 9
ESTIMATED COVANCE FEES PER TASK

TASK                                                  AMERICAS(a)       EUROPE
----                                                 ------------     ----------

Regulatory Submission (Brazil)                        $   19,000      $   68,000

Protocol/Case Report Form Preparation(b)                  47,000           3,000

Pre-Study Preparation                                    390,000         135,000

Initiation Visits                                        170,000          99,000

Monitoring Visits                                      1,491,000       1,155,000

Project Management                                     1,416,000         329,000

Site Management                                        1,176,000         381,000

Data Entry                                               207,000              --

Data Clean-up                                            976,000         118,000

Biostatistical Programming and Analysis(b)               280,000               0

Clinical Study Report Preparation                        219,000               0

Site Audits                                               54,000          33,000

Drug Supply Management (includes IVRS)                   338,000          28,000

Project Support                                        1,154,000         276,000
                                                     -----------      ----------
     TOTAL COVANCE FEES                              $ 7,937,000      $2,625,000
                                                     -----------      ----------

     (a) Costs include international project management, data management, analysis, report preparation and IVRS for both studies.


TABLE 10
ESTIMATED COVANCE PHARMACEUTICAL PACKAGING (CPPS) OOPS AND FEES

TASK                                                   BRAZIL           EUROPE
----                                                   ------         ----------
Drug Supply Management OOPs(a)                                            34,000

Drug Supply Management Fees                             5,000            122,000
                                                       ------         ----------
     TOTAL CPPS OOPS AND FEES                                         $  156,000
                                                                      ==========

     (a) OOPs for Brazil will be provided once the process for transporting study drug within Brazil to the sites has been finalized. Original estimates for a drug depot in Brazil were estimated to be $10,000-$20,000. Covance and ACS will continue to define logistics for drug distribution in Brazil.


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   26

APPENDIX 1

COVANCE'S INTERACTIVE VOICE RESPONSE SYSTEM




Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   27

COVANCE'S INTERACTIVE VOICE RESPONSE SYSTEM

     Covance will be responsible for randomization for ACS's Vitrase(TM) Phase III studies. We propose the use of Interactive Voice Response System
     (IVRS).

     GENERAL IVRS OVERVIEW

     The IVRS patient randomization system provides computerized patient randomization using touch-tone telephone equipment and computerized voice output. Covance's IVRSs have been in use since 1989 in over 130 protocols. More than 52,000 patients have been randomized and over 525,000 drug assignments have been performed in more than 32 countries using toll-free telephone numbers. Covance's IVRS is capable of supporting at least 21 languages and is available 7 days a week, 24 hours a day.

     IVRS FUNCTIONAL REQUIREMENTS

     The following functions will be available:

     Site access to the IVRS

     With a touch-tone telephone, study staff will call the IVRS using a toll-free number. The IVRS will prompt the caller for his or her identification number and preassigned access code. The identification number is a unique number that identifies the caller. The access code has been implemented as a security measure.

     Patient Randomization

     Callers can randomize patients by entering specific project and patient information. All information entered by the caller is repeated by the system for verification prior to randomizing a patient; this allows the caller the chance to correct mis-entries during the call. Upon verification from the caller, the IVRS assigns the patient an identification number and a treatment arm from the randomization scheme generated by a Covance statistician. This will provide real-time patient enrollment.

     Drug numbers can be dynamically matched to the patients at the moment of the randomization and drug assignment. No pre-association between patient and drug numbers is required. This disassociation allows the ACS to start up the trial with minimal study drug supplies.



Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   28

     An additional advantage of the IVRS is that it allows ACS to have the ability to control patient stratification, for example by age. Randomization can be done at site level and allow for balancing of the patient population at site or treatment level as patients are enrolled in the study.

     Confirmation Faxes

     The system will automatically fax confirmation statements after each randomization to both the study sites and ACS. These documents will serve as written verification of the randomization for auditing purposes.

     Drug Ordering and Inventory Management

     The IVRS will manage the warehouse and site drug inventory in a "just-in-time" fashion. This allows for limited initial drug supplies and minimal drug inventory at the sites, which is achieved by using actual patient enrollment data along with predetermined resupply algorithms. The drug inventory algorithms account for drug at warehouse, drug in route, drug at sites, and drug dispensed.

     Drug Expiration Tracking

     The Covance IVRS maintains drug lot numbers, kit numbers, expiration dates, and batch numbers. This allows the IVRS to categorize expired drug as unassignable within the system. In addition, if there is a drug recall this information allows the tracking of how much drug remains and where it is. Thus, measures can be implemented to ensure the appropriate drug inventory.

     Script Translations and Recordings

     If applicable, Covance will provide translations and recordings through our preferred vendor, which has certified language translators. Scripts in all languages are recorded by a voice professional at a recording studio to provide a high sound quality IVRS.


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   29

System Architecture

The IVRS architecture consists of an industry standard client/server and computer telephony components. The database server is Sybase System 11, running in a UNIX environment. The voice server component is designed with Dialogic voice cards, the leading computer telephony boards, and Artisoft's Visual Voice, an industry-leading computer telephony software development kit. The IVRS voice servers run on Windows NT, the operating system standard for computer telephony applications.

The system architecture has been designed with redundancy to handle component or complete system failure in the event of a disaster; voice servers have dual power supplies, disk-mirroring, and redundant disk arrays. Each voice server acts as a backup to the other in the event of voice server failure. The Sybase database server also has error correcting memory, disk-mirroring, redundant disk arrays, and a backup processing unit. The backup processing unit is linked to the primary unit via Hewlett Packard's Servicegard software. If the primary processing unit fails, the backup processor will replace its functionality within minutes.

Backup and Disaster Recovery

A disaster recovery plan has been developed and tested to support the IVRS architecture. Its purpose is to minimize interruptions to the IVRS in the event of hardware failures and natural disasters. An alternate site is maintained in Covance's Nashville, Tennessee office to recover IVRSs operations during these types of events.

Switching operations to the alternate site is estimated to take less than one hour. This involves Covance's long distance telephone carrier to redirect the toll-free service to the alternate site, as well as Covance staff to activate the backup database server and voice server in Nashville. In the event that Covance temporarily recovers to its alternate site, Covance will transfer data to ACS by diskette or other designated media until operations resume at the Covance Princeton site.

Complete backups of all systems and data are performed on a daily basis (seven days/week) and are maintained off-site.

System Validation

The IVRS software produced and administered by Covance is validated by standards that meet the FDA requirements based on "Guidelines on General

Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   30

     Principles of Process Validation" and the Device Manufacturing Practices Parts 211.68 and 820.61.

     All Covance IVRSs are validated following the Covance Computer System Validation SOP. This SOP covers types of validation testing, the test plan, the results, and change control. The contents of the SOP are as follows:

     - The Types of Validation Testing section describes unit testing, subsystem testing, system testing and acceptance testing.

     - The Test Plan section describes the minimum test plan inclusion requirements. These are system description, subsystem list, glossary of terms, validation environment, test procedures, and test sheets.

     - The Test Results section describes the approval signature sheet, test sheets, source code, test data, system output, error logs, error resolution, and other documents.

     - The Change Control section describes the documentation and testing requirements for modification of the source code to add features and fix problems, changing any part of the operating environment software, or any hardware used.

     DATA REVIEWS

     A series of data reviews are performed throughout the life of an IVRS to ensure that a project's significant operating requirements are being met. Typical "business rules" may include: safety issues (such as assignment of treatment type or dose regimen); correct randomization; stratification or balancing; uniqueness of patient and drug numbers; windows of time between visits issues; and adherence to inclusion/exclusion criteria. These data reviews are appropriately documented, then reviewed and approved by validation and project management, and then become part of the permanent validation documentation for the project's IVRS.




Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   31

STUDY ASSUMPTIONS

The following assumptions were made in preparing these estimates:

-    This is a Randomization and One Time Drug Assignment IVRS.

-    Options included are:

          -Randomization

          -Drug Assignment

          -Patient Query

-    A manual system will be utilized until 16 November 1998:

          -Each call will take approximately 1/2 hour to process.

          -Assume 2.25 patient/site will be randomized from 1 October 1998 -
           16 November 1998.

          -Site will call into the IVRS helpdesk and provide the required information to the helpdesk associate (ID, password, patient date-of-birth, gender). The helpdesk associate will provide the patient number, treatment assignment and the color of the instructions to prepare the medication. This information will be obtained from paper randomization lists. A manual confirmation fax will be sent out to the site.

-    Total IVRS duration is 16 months.

- Covance will be ordering drug on a site by site basis; Covance will not be performing drug forecasting for manufacturing purposes or projected country level needs.

-    There is only 1 drug assignment per patient.

- A touch-tone phone is required for investigators to interface with the IVRS; if an Investigator does not have a touch-tone phone, an adapter will be provided for a fee of $20 per adapter.

- In order to access the IVRS, toll free phone numbers will be provided; toll-free phone service is for IVRS only.

-    IVRS staff will participate in 1 in-person Client meeting (8 hours).

-    1 in-house audit visit will occur with at least two Covance partners.

- All IVRS functions will be tested and validated prior to system activation; the validation process will be conducted in accordance with IVRS
     Validation SOPs.

-    Study drug expires every 12 months.

-    One data transfer has been assumed.

-    Express mail costs are not included.

- Covance, Inc. will provide the patient randomization codes. All randomization schemes imported into the IVRS will be 100% verified by Covance.



Advance Corneal Systems                                          20 October 1998
Vitrase(TM)                                                                   32

COST EFFICIENCIES

Cost savings and efficiencies can be recognized by utilizing the drug management services provided via the Covance IVRS. These savings include:

-    Reduction in drug manufacturing

-    Reduction in drug packaging

-    Reduction in drug labeling

-    Reduction in drug storage (warehouse)

-    Reduction in the quantity of drug to be destroyed

-    Reduction in the time to perform drug reconciliation

-    Total drug inventory management real time

Clinical support will not be required to track the following study parameters as the data can be provided from the IVRS database via Trial Tracker:

-    Patient enrollment and status

-    Discontinuations

-    Drug expiration dates

-    Clinical supplies at the site and warehouse level

- The system also allows for total control over patient enrollment (i.e. "turning off" a site or closing enrollment once enrollment numbers are met) and for interim analysis/trend analysis to be completed.

Your study centers benefit from these services as well;

- Eliminates the time required to manually track enrollment and the time to communicate this information to ACS.

-    Reduces the amount of storage space required for drug at the site.

PROJECT MANAGEMENT BENEFITS OF USING AN IVRS

An IVRS will allow ACS to conduct project, site and study drug activities more efficiently by providing reports on patient enrollment and demographics, patient visits, and drug inventories. For example, an IVRS would give ACS the ability to know real time patient enrollment and patient status; to turn on/off patient enrollment when target numbers are reached at site, region, country or study level; or to add or delete treatment arms at any time during the trial.

In terms of site management activities, an IVRS will also allow ACS to efficiently forecast when CRFs are to be completed and submitted by the site based on patient enrollment and site visits. Therefore, ACS will be able to quickly determine which sites should be closed due to delinquent CRF completion or lack


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   33
                  of adequate enrollment. The IVRS can also assist in the planning of site audits. Finally, an IVRS would give ACS to ability to close enrollment within minutes when decisions on safety and/or endpoints are made.

                  With respect to drug management, an IVRS would allow ACS to start with minimal supplies to allow for early trial start up. For example, ACS could only package enough drug to allow 3% wastage versus the traditional 40% wastage. In addition, ACS will have the ability to track expiration dates and batch numbers; to recall and stop dispensing any particular drug batch immediately; and to track drug inventories at all the various depots and countries.


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   34

APPENDIX 2

COVANCE'S TRIAL TRACKER SYSTEM




Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   35

COVANCE'S TRIAL TRACKER SYSTEM

     Trial Tracker is an integrated project management tool used by Covance teams to collect, monitor and report key study activities. The approach to this system is modular, allowing the Covance and ACS teams to select desired modules, as well as modify the contents of each selected module for optimal customization for each unique project. Covance has assumed that ACS will have access to the following modules:

TRIAL TRACKER MODULES

MODULE                             OBJECTIVE

Trial Tracker       a central menu system, which acts as the main interface to Trial Tracker.
Menu

Investigator        acts as central list of study investigator names and addresses. The
Database            Investigator Database assures consistency across Trial Tracker systems by sharing key information about study sites.

Investigator        tracks the collection of study regulatory documents and identifies sites which
Recruitment         are ready for initiation. Investigator Recruitment allows the team to select good clinical sites and move them quickly through the approval process.

Grant Payments      facilitates the study payment process from Project Director, through Finance, and to the Investigator. This process allows for effective financial tracking and timely payments.

Trip Reporting      collects site pre-study, initiation, routine, and final monitoring reports created by the Covance project team. Trip Reporting expedites the creation, review, and approval of site monitoring reports.

Patient Tracking    records each patient's current status and builds a history of each patient's visits
                    (projected and actual). Patient Tracking allows the Covance team to monitor patient activity at each site and creates summary reports for the entire project.

Contact Log         allows the team to record issues raised during phone contacts, track protocol exceptions, and organize the project team list. The Contact Log identifies issues frequently raised by sites enabling the team to take corrective action.

Sherlock Tracking   displays the current status of CRFs as they are received, entered, reviewed and cleaned by Covance. Sherlock Tracking allows the team to monitor data management activities and identify trends in the processing of CRFs.


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   36

APPENDIX 3

COVANCE PHARMACEUTICAL PACKAGING SERVICES ESTIMATES



Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   37

--------------------------------------------------------------------------------
                           CPPS STUDY COST ESTIMATION
--------------------------------------------------------------------------------


                        PROTOCOL NO.: VITRASE PROGRAMME
                                      (ACS)

                        INTERNAL NO.: 400260


CONTENTS:
          SECTION I       -       JOB SPECIFICATION/DESCRIPTION
          SECTION II      -       QUOTE



Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   38

                                   SECTION I






--------------------------------------------------------------------------------
                               JOB SPECIFICATION
--------------------------------------------------------------------------------





Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   39

STUDY DESCRIPTION

PREPARATION AND APPLICATION, INCLUDING LANGUAGE TRANSLATION, OF A LABEL COMPLYING WITH LOCAL LANGUAGE REGULATIONS TO READY PACKAGED MEDICATION AND THE DISTRIBUTION OF THE MEDICATION AND ANY ADDITIONAL MATERIAL IS WHAT IS REQUIRED FOR THIS STUDY. IF ADDITIONAL SERVICES ARE REQUIRED OR THE DETAILS WITHIN THIS QUOTATION ALTER THEN COST WILL BE REVISED ACCORDINGLY.

THE PROGRAMME IS DUE TO RUN IN THE UNITED STATES AND EUROPE. THIS DOCUMENT ONLY COVERS THE EUROPEAN COUNTRIES.

Assumptions of participating countries

   COUNTRY         NUMBER OF SITES     NUMBER OF PATIENTS
--------------     ---------------     ------------------
   FRANCE               13                     130
  GERMANY               17                     204
   ITALY                10                     100
NETHERLANDS              6                      72
   POLAND                8                      88
     UK                 10                     120

ASSUMED STUDY REQUIREMENTS

First patient enrolled in study November 1998. (Could be US).

Last patient enrolled January 2000.

Assume 1 Vitrase vial and 1 Vitrase clinical kit per patient.

Despatch requests to be provided via IVRS directly to CPPS-Horsham.

CPPS-Horsham will be provided with drug supplies that are both primary and secondary packaged. This will be delivered from ACS. CPPS-Horsham will need to overlabel the Vitrase vials and apply an additional label on the Vitrase clinical kit.

CPPS-Horsham will design a label based on English text for each participating country, ensuring that all local cGMP requirements are adhered to.

Covance will be responsible for the label language translations. This will be co-ordinated through the Covance regulatory group, by CPPS-Horsham.



Advance Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                  40

The country specific labels will be applied in advance and an amount of drug will be pre-allocated to the different countries.

Drug will be stored at 2-8 Degrees C.

Drug will be shipped at 2-8 Degrees C. in insulated boxes, accompanied by frozen ice packs to the nominated sites.

Any miscellaneous materials, such as CRF's, Vitrase clinical kits will be shipped at ambient temperatures.


Advanced Corneal Systems                                         20 October 1998
Vitrase (TM)                                                                  41

                                   SECTION II





--------------------------------------------------------------------------------
                                     QUOTE
--------------------------------------------------------------------------------



Advanced Corneal Systems                                         25 October 1998
Vitrase(TM)                                                                   42

QUOTE FOR ACS -- VITRASE(TM) PROGRAMME.

STUDY SET UP                                                   L.3,000.00

LABEL DESIGN AND PRINTING OF LABELS
(ASSUMES 6 LABEL TYPES/2 LABELS PER PATIENT)                   L.4,750.00
including:
Design of label texts
Printing of secondary labels
QA review/approval
Regulatory review/approval

PACKAGING AND LABELLING                                        L.6,250.00
including:
Preparation of packaging instructions
Labelling of vials and clinical kit boxes
QA review/approval

SHIPMENT COST FOR AMBIENT TEMPERATURE                          L.   80.00
PER SHIPMENT
including:
Design and printing of centre labels
Design and printing of shipping labels
Packaging material for (centre boxes)
Labels (centre labels)
Preparation of packaging and shipping instructions
Co-ordination of shipments with the medical centres,
and the forwarder
Preparation of shipping documents
Co-ordination of drug ordering with IVRS and the centres
Actual shipping costs excluded



Advance Corneal Systems                                          20 October 1998
Vitrase(TM)                                                                   43

SHIPMENT COST (MULTIPLE OR SINGLE PATIENT SHIPMENT)                  L.   250.00

FOR COLD STORAGE PER SHIPMENT

including:
Placement of vial into plastic bag prior to despatch
Design and printing of centre labels
Design and printing of shipping labels
Insulated packaging material (centre boxes)
Labels (centre labels)
Preparation of packaging and shipping instructions
Co-ordination of shipments with the medical centres, and the forwarder
Preparation of shipping documents
Co-ordination of drug ordering with IVRS and the centres
Actual shipping costs excluded


ESTIMATED ACTUAL SHIPMENT FREIGHT COSTS                              L.20,000.00
(This is possible for change and should only be treated as a guide)

DESIGN AND VALIDATION OF INSULATED SHIPPING CASES                    L. 1,500.00
including:
Dimensional sizing
Validation of temperature shelf life

INVENTORY MANAGEMENT PER MONTH                                       L.   450.00
including:
Inventory management and follow up of medication
Packed medication (quality control: exp.date, batch no)
Follow up after stock levels as well as follow up of requests for additional supplies
Inventory reports (monthly basis)

PROJECT MANAGEMENT PER MONTH                                         L.   450.00

STORAGE PER BAY PER MONTH BETWEEN 2-8oC                              L.    90.00



Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   44

STORAGE PER BAY PER MONTH BETWEEN 15-30oC              L.40.00

RETURNED MEDICATION                               TO BE AGREED

DESTRUCTION OF RETURNED STUDY MEDICATION          TO BE AGREED

EUROPEAN RELEASE OF IMPORTED DRUG/PER BATCH           L.500.00

(assumes paperwork exercise only)


Stephen Savage                          Heinz Stamm
Customer Services Director              General Manager

Date: 10/9/98


Advanced Corneal Systems                                         20 October 1998
Vitrase(TM)                                                                   45

                              [COVANCE LETTERHEAD]





16 October 1998


Advanced Corneal Systems                               Reference#:  3375ctm
15279 Alton Parkway, #100
Irvine, CA 92618


RE: QUOTATION FOR ADVANCED CORNEAL SYSTEMS - PHASE III STUDIES FOR VITRASE - STORAGE AND DISTRIBUTION - BRAZIL



This letter serves to confirm pricing and specifications for the above referenced study. Pricing has been based on the information provided to date. This quotation may be revised as more specific information becomes available.


                                  ASSUMPTIONS

o    Supplies will be provided for 125 patients.

o    There will be 5 sites in Brazil.

o The vials of Vitrase will be packaged separate from the auxiliary supplies and will be packaged as one lot for all treatment groups (open labeled).

o The vials of Vitrase will require refrigerated storage and shipment at 2 - 8 degrees Celcius.

o The auxiliary supplies will be stored and shipped in ambient temperature conditions.

o This compound is not cytotoxic, a penicillin or cephalosporin, DEA scheduled product or considered hazardous material.

o There will be one pallet of refrigerated product in storage and one pallet of ambient supplies in storage.

o Each patient will receive one Vitrase vial and one kit of auxiliary supplies.

o    Initial site shipments will include supplies for 5 patients per site.

o    There will be 2 shipments to each site (ambient and refrigerated).

o    Covance Horsham will provide the validated insulated shippers.

o One shipment will be made from CPPS Allentown to a distribution company in Brazil. Site shipments will be made from that distribution company.

o    There will be 12 months of inventory and project management.

                                                                 20 October 1998
                                                                 Page 2




CPPS SUPPLIED COMPONENTS

Vitrase Vial Labels
Open labels to be printed at CPPS, Allentown
Quantity: 125

Vitrase Auxiliary Supply Labels
Open labels to be printed at CPPS, Allentown
Quantity: 125

Validated Insulated Shippers and Dividers
Provided by CPPS Horsham
Quantity: 25

Kool-it Bricks
Provided by CPPS Allentown
Quantity: 75

Plastic Ziplock Bags
To protect the vials from moisture during shipment
Provided by CPPS Allentown
Quantity: 50


CUSTOMER SUPPLIED COMPONENTS

Vitrase Vials

Auxiliary Supply Kits

ASSEMBLY:   Secondary Labeling Operations (2 put-ups)

              1. Vitrase Vials

              2. Auxiliary Supply Kits

                 The vials of Vitrase will be overlabeled and placed into the original storage containers.
                 The auxiliary supply kits will receive an additional label.

PRICE:      Labeling of 125 patients' supplies @ $2,626.00.

                 Additional supplies will be billed @ $21.01/patient supply (vial or auxiliary kit).

TOOLING:    N/A

                                                                 20 October 1998
                                                                 Page 3


DISTRIBUTION: One shipment will be made from CPPS Allentown to the SAR warehouse in Brazil @ $145.00.

                    Note: CPPS requires 48-hour lead time to process and ship distribution requests. Emergency shipments requiring less than 48-hours lead time will receive an upcharge of $50.00 per shipment.

              Note: The costs for site distribution within Brazil are not included in this quotation.

              ESTIMATED BUDGET: Initial shipment to Brazil @ $145.00.

FREIGHT: Freight charges are not included in the above prices. Freight will be billed at the carrier's cost. This includes freight for paperwork and samples.

STORAGE AT CPPS ALLENTOWN: Ambient storage of patient supplies @ $50.00 per pallet per month.
                           Refrigerated storage of Vitrase vials @ $100.00 per pallet per month.

                           ESTIMATED BUDGET: 1 pallet of ambient supplies
                                             stored for 1 month = $50.00

                                             1 pallet of refrigerated vials
                                             stored for 1 month = $100.00

                    Note: The costs for storage in Brazil are not included in
                          this quotation.

RETURNED DRUG:      Not necessary at this time.

STORAGE OF RETURNS: Not necessary at this time.

DESTRUCTION: CPPS does not handle the destruction of drug product. CPPS is able to prepare returned or rejected drug product for shipment to an approved Medical Waste Facility. However, the contract for destruction and manifest for pick up of the product must be arranged between the client and the chosen Medical Waste Facility. If this service is necessary, it will be quoted at that time.

ADMINISTRATIVE CHARGES: Preparation of special reports required more than one time per month will be billed @ $85.00 per technician hour.

                        ESTIMATED BUDGET:  2 hours per month x 12 months
                                           @ $2,040.00
SPECIAL NOTES/INSTRUCTIONS: N/A

                                                                 20 October 1998
                                                                 Page 4

TERMS:     Net 60 Days

DELIVERY:  F.O.B. Allentown, PA

ESTIMATED PRICING SUMMARY:     CLINICAL PACKAGING                $2,626.00
                               TOOLING                           N/A
                               DISTRIBUTION                      $  145.00
                               FREIGHT                           TBD
                               STORAGE OF STUDY SUPPLIES         $  100.00
                               RETURNED DRUG ACCOUNTABILITY      N/A
                               STORAGE OF RETURNED DRUG          N/A
                               ADMINISTRATIVE CHARGES            $2,040.00

                               TOTAL ESTIMATED COSTS             $4,911.00


Thank you for the opportunity to quote.


Sincerely,
Covance Pharmaceutical Packaging Services Inc.


Jennifer Gaidjunas
Senior Clinical Coordinator


Copy    Mike Ivers



I agree to the terms and conditions of this price estimate and understand that if there are changes to the specifications listed above, a revised quotation may be required.



X
 ---------------------------              -------------------------------
 Customer Approval Signature              Date

                                  ATTACHMENT 1

                          ACS: HYALURONIDASE SOLUTION
              PROTOCOL #VIT-02-08961X AND PROTOCOL #VIT-03-08961X
                       TRANSFER OF OBLIGATIONS TO COVANCE
                                20 OCTOBER 1998

                                                                    Attachment 1

                                                                 20 October 1998
                                                                          Page 1


                      TRANSFER OF OBLIGATIONS TO COVANCE*
                                20 OCTOBER 1998


The following obligations of the Study sponsor will be transferred from ACS to COVANCE.

1. The conduct of pre-study visits to assist ACS in the selection of investigators qualified by training and experience.

2. Procurement of the following documents from each INVESTIGATOR to be monitored by COVANCE:

     a.   A completed and signed Form FDA-1572.
     b. Current curriculum vitae of the principal INVESTIGATOR and all secondary INVESTIGATORS identified on Form FDA-1572.
     c.   PROTOCOL signature page signed by the principal INVESTIGATOR.
     d.   A copy of informed consent form to be used by the INVESTIGATOR.
     e.   IRB approval of the PROTOCOL and informed consent form.
     f. As appropriate, IRB approval of PROTOCOL amendments and annual reapprovals.

3. Provide all participating INVESTIGATORS with current investigators' brochure and, as the investigation proceeds, keep each participating INVESTIGATOR informed of new information received from ACS regarding the DRUG.

4. In accordance with 21 CRF 312.32, COVANCE will promptly inform INVESTIGATORS and ACS of any important safety information, including serious adverse experiences received by COVANCE.

* Terms not defined herein are used herein as defined in the Clinical Development Agreement; dated 20 October 1998, by and between ADVANCED CORNEAL SYSTEMS, INC. and COVANCE, INC.

                                  ATTACHMENT 2



                          ACS: HYALURONIDASE SOLUTION

              PROTOCOL #VIT-02-08961X AND PROTOCOL #VIT-03-08961X

                                PAYMENT SCHEDULE

                           Final AO Payment Schedule


                     MILESTONE*                        EXPECTED DATE            PAYMENT
                     ----------                        -------------            --------

1         Initial Payment                                   Oct-98              $900,000
2         10% of Patients Enrolled (160 patients)           Jan-99               800,000
3         20% of Patients Enrolled (320 patients)           Feb-99               600,000
4         30% of Patients Enrolled (480 patients)           Mar-99               600,000
5         40% of Patients Enrolled (640 patients)           May-99               600,000
6         50% of Patients Enrolled (800 patients)           Jun-99               600,000
7         60% of Patients Enrolled (960 patients)           Aug-99               600,000
8         70% of Patients Enrolled (1,120 patients)         Sep-99               500,000
9         80% of Patients Enrolled (1,280 patients)         Nov-99               500,000
10        90% of Patients Enrolled (1,440 patients)         Dec-99               500,000
11        100% of Patients Enrolled (1,600 patients)        Jan-00               500,000
12        100% of Patients Complete Three months            Apr-00               450,000
13        Last Three-Month CRF In-House                     May-00               340,000
14        Three Month Statistical Analysis Completed        Jun-00               340,000
15        Three Month CSR Completed                         Jul-00               340,000
16        60% of Patients Complete 1 year                   Aug-00               340,000
17        80% of Patients Complete 1 year                   Nov-00               546,000
18        100% of Patients Complete 1 year                  Jan-01               504,000
19        Last 12-Month CRF In-House                        Feb-01               340,000
20        12 Month Statistical Analysis Completed           Apr-01               350,000
21        12-Month CSR Completed                            May-01               250,000
22        Final Payment                                     Jun-01               252,000
                                                                             -----------

          TOTAL                                                              $10,562,000
                                                                             ===========

*Covance will invoice ACS upon completion of milestones. All payments are due within 30 days of receipt of invoice.

                         ADVANCED CORNEAL
                         SYSTEMS




                         CHANGE ORDER #4 TO THE TIME AND COST ESTIMATE FOR ASSISTANCE WITH THE CONDUCT OF ONE GLOBAL PHASE III STUDY (PROTOCOL VIT-03-08961X) OF VITRASE(TM) (HYALURONIDASE FOR OPHTHALMIC INTRAVITREAL INJECTION) FOR CLEARANCE OF SEVERE VITREOUS HEMORRHAGE

                         Prepared for -
                         ADVANCE CORNEAL SYSTEMS, INC.
                         15279 ALTON PARKWAY, SUITE 100
                         IRVINE, CALIFORNIA 92618


                         Prepared by -
                         Convance Clinical and Periapproval Services SA Avenue de Tervueren 273
                         1150 Brussels - Belgium

                         14 July 1999
                         Revised 10 September 1999

Time & Cost Estimate - Change Order #4
ACS - Vitrase


                               TABLE OF CONTENTS


I. INTRODUCTION                                        3

II. PROJECT SCOPE AND TIMELINES                        4
    PROJECT SCOPE                                      4
    PROJECT TIMELINES                                  6

III. RESPONSIBILITIES AND SERVICES                     7
     EUROPE & BRAZIL                                   7
          A. GENERAL ASSUMPTIONS                       7
          B. TASK SPECIFIC ASSUMPTIONS                 9
          C. COST ESTIMATES                           16
          D. CHANGE ORDER FORMS                       18
          E. VALIDITY                                 18


ATTACHMENTS
    COVANCE PHARMACEUTICAL PACKAGING SERVICES         19

Time & Cost Estimate - Change Order #4
ACS - Vitrase



I.  INTRODUCTION

    On 20 October 1998, Covance Inc. (Covance) provided Advanced Corneal Systems, Inc. (ACS) with a Time and Cost Estimate (TCE) for assistance in conducting two Phase III safety and efficacy studies of Vitrase(TM) involving 1,600 patients with severe vitreous hemorrhage.

    This TCE includes the task descriptions and the cost estimates for one study (protocol VIT-03-08961X) as from 1 June 1999, in response to the changes required in the revised protocol, dated 5 March 1999. In agreement with ACS, all expenses incurred from the start of the study until 31 May 1999 will be invoiced to ACS on a cost incurred basis. The following list indicates the changes affecting the scope of this program.

    o VIT-02-08961X

    This is a North American study. All work (with the exception of IVRS) has been withdrawn from Covance Inc. as of 8 May 1999. IVRS work on this study will be the subject of a separate Time & Cost Estimate (TCE).

    o VIT-03-08961X

    Covance will continue to work on this global study in the participating European and Brazilian countries. Changes include:

    o   Deletion of watchful waiting arm

    o   Replacement of 7.5 IU treatment arm with saline injection arm

    o   Decrease in number of patients from 660 to 306

        -  278 complete evaluable patients

        -  28 non-completers who will be replaced

Time & Cost Estimate--Change Order #4
ACS - Vitrase


     o Decrease in number of Covance responsible investigative sites from 48 to 32 in Europe and Brazil

               - CroMedia will monitor sites in South Africa and Australia/New-Zealand

               - Staticon International will monitor sites in Germany and Hungary

     o Selection, pre-study and initiation of additional British and Polish sites needed to replace French sites

     o    Increase in number of CRF pages per patient from 36 to 50

     o Addition of an interim analysis (additional monitoring/query resolution)

     o Shift in start-up timelines because of delays in finalizing the study protocol and delays in receiving required regulatory filing documents required for submission to regulatory health authorities

     o    Brazilian Investigators' Meeting

     o CroMedica will be responsible for data entry, data management and query generation

     o Covance Pharmaceutical Packaging Services (CPPS Horsham) will be responsible for labeling of all drug supplies (including Brazil)

     o CPPS Horsham will be responsible for generating randomizing envelopes for all participating countries

     o CPPS Horsham will be responsible for storage and shipment of all drug supplies to participating countries

II.  PROJECT SCOPE AND TIMELINES

A.   PROJECT SCOPE

Protocol #VIT-03-08961X is a phase III, randomized, masked safety and efficacy study of Vitrase(TM) for the treatment of severe vitreous hemorrhage, which will be conducted at 51 investigative sites in Europe, 10 sites in South Africa, 5 sites in Brazil, and 10-12 sites Australia/New-Zealand.

Covance is responsible for sits in The Netherlands, the United Kingdom, Poland and Brazil.

Other countries are handled by other CROs and are not subject for this TCE.

Covance will however provide assistance for regulatory submissions in Italy and minimal support activities for regulatory submissions in Hungary. In addition, Covance is responsible for Investigator Package review and Serious Adverse Events reporting to authorities for all participating countries.

Time & Cost Estimate-Change Order #4
ACS - Vitrase

All investigative sites are stand-alone sites which ACS expects to enroll a minimum of 1.0 to 1.5 patients per month.

In Europe, South Africa, Australia/New-Zealand and Brazil, up to 561 eligible patients will be randomized into the following three treatment arms in a 1:1:1 ratio for Protocol VIT-03-08961X.

(1) Saline Injection

(2) Vitrase(TM) 55 IU

(3) Vitrase(TM) 75 IU

While in the study, patients will be clinically evaluated at Screening and Randomization; Days 1 and 7; and Months 1, 2, 3, 6, and 12. Patients will be followed every six months thereafter, up to three additional years. Costs are provided for patient monitoring and management through Month 12. Costs for activities during the three-year follow-up period will be provided upon request from ACS. Table 1 provides a summary of the project specifications.

TABLE 1

VITRASE(TM) PHASE III STUDY SPECIFICATIONS--PROTOCOL VIT-03-08961X

Number of Patients Enrolled             561(a)

     completers                         510
     patients replaced (10%)            51
     original                           --

Number of Initiated Sites               78(b)

Case Report Form Size                   50 pages per patient

Enrollment Rate(c)                      Approximately 1.0 to 1.5 patients per
                                        site per month

Enrollment Period(c)                    7 months

Final Deliverable(d)                    Clean CRF


     (a) ACS assumes European sites will enroll 231 patients and Brazilian sites 75 patients
     (b) Covance will initiate 27 sites in Europe and 5 sites in Brazil
     (c) Enrollment rate and period projected by ACS
     (d) An interim analysis will be conducted after 150 patients complete three months.

Time & Cost Estimate - Change Order #4
ACS - Vitrase


B. PROJECT TIMELINES

Table 2 presents the assumed timelines for the Vitrase(TM) Phase III program.


TABLE 2
ESTIMATED TIMELINES(a) - PROTOCOL VIT-03-08961X

MILESTONE                                                          DATES
---------                                                          -----

Final Protocol (Amendment 3)                                   5 March 1999

Study Drug Available                                     1 May 1999/July 1999(b)

Site Initiations (start-end)                          26 May 1999 - 30 September 1999

First Patient Enrolled                                          1 June 1999

Interim Analysis(c)                                            October 1999

Last Patient Enrolled(d)                                      15 January 2000

Last Patient Out (3 months)                                    15 April 2000

Delivery of Draft 3 Month Clinical Study Reports                 July 2000

Last Patient Out (1 Year Follow-up)                           15 January 2001

Delivery of Draft 12 month Clinical Study Reports               April 2001


(a) Timeline provided by ACS

(b) Second batch to be supplied by ACS

(c) Time of interim analyses based on enrollment rate of 1.5 per patients per month

(d) Timeline based on by ACS assumed recruitment of 1.5 patients/site/month

Time & Cost Estimate--Change Order #4
ACS - Vitrase


III. RESPONSIBILITIES AND SERVICES


PROTOCOL VIT-03-08961X (EUROPE & BRAZIL)

Below is an outline of Covance responsibilities from 1 June 1999 through completion of activities per the timelines stated in Section II (page 6) of this Change Order.


A. GENERAL ASSUMPTIONS


1. THE ESTIMATES HAVE BEEN BASED ON THE PROTOCOL STATED BELOW:

                                                               STATUS
ACS PROTOCOL #      NAME      PHASE          INDICATION     (DRAFT/FINAL)           DATE
--------------      ----      -----          ----------     -------------       -------------
VIT-03-08961X       VVHS       III           Vitreous            FINAL          05 March 1999
                                             hemorrhage


2. THE TOTAL NUMBER OF PATIENTS AND SITES:

TOTAL NUMBER OF PATIENTS                TOTAL NUMBER OF SITES
------------------------                ---------------------
          306                                   32


3. END POINT OF COVANCE INVOLVEMENT IN THE STUDY IS: CLEAN CRF

Time & Cost Estimate-Change Order #4
ACS - Vitrase


4.  THE STUDY IS TO BE CONDUCTED IN THE FOLLOWING COUNTRIES:


            COUNTRY                                         # SITES                                    # PATIENTS
            -------                                         -------                                    ----------
         THE Netherlands                                       4                                            35
             Poland                                           10                                           140
         United Kingdom                                       13                                            56
             Brazil                                            5                                            75
              TOTAL                                           32                                           306



5.  THE PROJECT WILL BE CONDUCTED ACCORDING TO THE FOLLOWING TIMELINES:

                EVENT                                                                 TIMELINE
                -----                                                                 --------
Agreement reached                                                                   1 March 1999
Final Protocol                                                                      5 March 1999
Study Drug Available                                                           1 May 1999/ July 1999*
Site Initiations (start-end)                                               26 May 1999 - 30 September 1999
First Patient In                                                                    1 June 1999
First Patient Out                                                                   1 June 2000
First CRF to Data Management CroMedica                                             September 1999
Last Patient In                                                                   15 January 2000
Last Patient Out                                                                  15 January 2001
Start Audits                                                                       September 1999
Last CRF to Data Management CroMedica                                              February 2001
Last Query Resolved                                                             End February 2001 **
Statistical Analysis Provided                                                           N/A
Clinical Trial Report Provided                                                          N/A
Transfer of all archive materials to ACS                                              March 2001


* Availability of second batch to be used for supplies in Hungary, Australia and Brazil.

** Assumes one week turnaround time of queries by outside data management group.

Time & Cost Estimate--Change Order #4
ACS - Vitrase



B.   TASK-SPECIFIC ASSUMPTIONS


All tasks required as of 1 June 1999 for the successful completion of the Covance portion of the study are listed below with the agreed assignment of responsibilities for each of the tasks. The cost estimates are based on the assumptions detailed for each of the tasks.

                                                               ACS        COVANCE
                                                               ---        -------
A.   REGULATORY SUBMISSIONS
1.   PREPARATION OF CLINICAL TRIAL APPLICATION

     o    the Netherlands                                                Completed

     o    Poland                                                         Completed

     o    United Kingdom                                                 Completed

     o    Brazil                                                             X

     o    Italy (support for ACS consultant)                                 X

     o    Hungary (minimal support)                                          X

     o    Australia/New Zealand (minimal support)                        Completed

       *  Assumes no updates to the authorities.

2.   REPORTING OF SAES TO REGULATORY AUTHORITIES

       *  Covance will report SAEs from all sites, including
       non-Covance countries, i.e. Germany, Hungary,
       Australia/New Zealand and South Africa.                               X

       * Standard Covance SAE reporting forms will be used.

       * Assumes a total of 17 reportable SAEs.

3.   NOTIFYING INVESTIGATORS OF SAEs

       * Includes notification to investigators and ethic
       committees for Covance countries and to other CROs
       for Germany, Hungary, Rep. of South Africa,
       Australia/New Zealand.                                                X

       * Assumes a total of 17 reportable SAEs.

Time & Cost Estimate - Change Order #4
ACS - Vitrase

B. PROTOCOL AND CRF PREPARATION                                         ACS            COVANCE
                                                                        ---            -------
1. PROTOCOL DESIGN                                                   Completed
   * Assumes no further protocol amendments
2. CRF DESIGN                                                        Completed
3. CRF PRINTING (3-part NCR paper)                                   Completed
4. SHIPPING OF CRFs TO INVESTIGATORS                                                      X


C. PRE-STUDY PREPARATION
1. IDENTIFY POTENTIAL INVESTIGATORS                                     (X)              (X)
   * Includes 20 calls to potential new investigators.
2. MAILING PROTOCOL PACKAGES to potential investigators                                   X
3. PRE-STUDY SITE VISITS
   * Includes a total of 5 Pre-Study Site Visits.                                         X
4. INVESTIGATOR GRANT NEGOTIATION                                       (X)              (X)
5. NEGOTIATIONS WITH SUBCONTRACTORS                                                      N/A
6. INVESTIGATORS' MEETINGS
   * Includes 1 Investigators' Meeting in Brazil with 2 Covance                           X
   attendees.
   * Includes organization and attendance of the meeting.
7. FORMS DEVELOPMENT
   (trip reports, investigator files, study file notebook, enrollment                  Minimal
   tracking,....)                                                                      review
8. PROJECT-SPECIFIC TRAINING
   * Assumes training for 3 Covance staff members (Project                                X
   Manager and 2 monitors).
9. TRANSLATIONS
          * informed consent forms                                                    Completed
          * drug reconstitution sheets                                                Completed
          * source data work sheets, to be translated into                                X
          Portuguese (Brazil).
   * Assumes no site specific changes.

Time & Cost Estimate - Change Order #4
ACS - Vitrase

C. PRE-STUDY PREPARATION                                                   ACS                 COVANCE
                                                                           ---                ---------

10. BACK-TRANSLATIONS INTO ENGLISH                                                            Completed

    * informed consent form

11. DESIGN OF MONITORING CONVENTIONS MANUAL                                 X                  Revision

    * Assumes no update during course of study.

12. ASSISTING INVESTIGATORS WITH ETHICS COMMITTEES                                                X

13. DESIGN OF SAE REPORTING PLAN                                                                  X

14. REVIEW OF INVESTIGATOR DOCUMENTS                                                              X

15. DESIGN OF SOURCE DATA VERIFICATION PLAN                                 X                  Revision

16. UPDATE TRIAL TRACKER DATABASE to cover amendment                                              X

17. SET-UP OF 24-HOUR MEDICAL COVER PLAN                                                          X


D. STUDY INITIATION VISITS

1. STUDY INITIATION VISITS                                                                        X
   * Includes a total of 31 study initiation visits.


E. ROUTINE MONITORING VISITS

1. ROUTINE MONITORING VISITS (INCL. CLOSE-OUT VISITS)

   * During enrollment, visits will be performed every 4 weeks in Poland and Brazil, and every 6 weeks in The Netherlands and United Kingdom, plus 1 extra visit after inclusion of the
   first patient and 1 visit for interim analysis.                                                X

   After the enrollment period, visits will be performed every 12 weeks for all sites.

   * Includes 2 extra visits per site for unmasked monitor.

   -> Total # of Routine Monitoring Visits: 489

TIME & COST ESTIMATE-CHANGE ORDER #4
ACS - VITRASE


F.   PROJECT MANAGEMENT                                                      ACS                       CONVANCE

1.   PROJECT PLAN                                                                                       Revision

2.   KICK-OFF MEETING                                                                                  Completed

3.   REVIEW AND APPROVAL OF INVOICES                                                                       X

4.   DEVELOPMENT/MAINTENANCE OF PROJECT DATABASES                                                       Revision

5.   PREPARATION OF MONTHLY STATUS REPORTS                                                                 X

6.   MEETINGS WITH ACS
     * Includes a total of 1 face-to-face meeting per year of 1 day
     duration between ACS and Covance.                                                                     X

     * Includes 2 Convance participants at each meeting.

7.   TELEPHONE CONTACTS WITH ACS                                                                           X

8.   OVERALL PROJECT SUPERVISION                                                                           X

9.   PROJECT TEAM MEETINGS

     * Includes a total of 2 meetings of 1 day duration per full
       year (i.e. 1 meeting in 1999, 2 meetings in 2000 and                                                X
       1 meeting in 2001).

     * Includes 7 Covance participants per meeting.

10.  PROJECT FILES                                                                                         X

11.  INTERACTION WITH OTHER CROS                                                                           X

12.  ARCHIVING OF CRFS and all other study documentation after
     study completion                                                          X

14.  SHIPPING OF CRFS and all other study documentation to ACS
     after study completion                                                                                X

15.  PERIODIC BUDGET AND CONTRACT REVIEW, telephone calls and
     meetings with ACS regarding contract issues                                                           X

Time & Cost Estimate - Change Order #4
ACS - Vitrase


G.   SITE MANAGEMENT                                                ACS         COVANCE
                                                                    ---         -------

1.   SERIOUS ADVERSE EVENT REPORTING

       - to ACS
       - to data management (CroMedica)
       - to authorities                 \
       - to investigators                  Reportable SAEs only                    X
       - to other monitoring CROs       /
       * Assumes a total of 56 SAEs.

2.   MAINTENANCE OF SAE DATABASE                                                   X

3.   TELEPHONE MONITORING OF SITES                                                 X

4.   IN-HOUSE FOLLOW-UP OF MONITORING VISITS                                       X

5.   IN-HOUSE FOLLOW-UP OF ISSUES FOUND DURING AUDITS                              X

6.   INVESTIGATOR FILES                                                            X

7.   ADMINISTRATION OF PAYMENTS for

       - Investigators (assumes a max. of 4 payments per site)       X
       - Patient travel, Ethic Committees, Authorities (MoH),
         pharmacy fees, etc.                                                       X

8.   SHIPPING OF NON-DRUG SUPPLIES TO INVESTIGATIONAL SITES

       - Case Report Forms
       - Pharmacy binders                                                          X
       - Other

9.   ORGANIZATION OF ETDRS MATERIALS TO SITES                        X             X

10.  NEWSLETTERS                                                     X

Time & Cost Estimate-Change Order #4
ACS - Vitrase


H.   DATA CLEAN-UP                                                  ACS         COVANCE
--   -------------                                                  ---         -------
1.   IN-HOUSE CRF REVIEW

       - Includes CRF tracking, translations of investigator
         comments.                                                                 X

       - Assumes no copying of CRFs

2.   CLINICAL QUERY RESOLUTION                                                     X

3.   SUPPORT TO DATA MANAGEMENT AT CROMEDICA for
     reconciliation of safety data and clinical databases                          X

I.   STATISTICAL/CLINICAL REPORTS                                   ACS         COVANCE
--   -----------------------------                                  ---         -------
1.   STATISTICAL ANALYSIS/REPORT
       - Design Statistical Analysis Plan
       - Statistical Analysis                                        X
       - Statistical Report

2.   CLINICAL TRIAL REPORT (CTR)

       - Design CTR Plan
       - Production CTR                                              X
       - Review CTR

J.   SITE AUDITS                                                    ACS         COVANCE
--   -----------                                                    ---         -------
1.   SITE AUDITS BY THE CLIENT (represented by CroMedica) with
     Covance assistance

       - Includes scheduling, travel, in-house file review, pre-
         and post-audit discussions, assistance of the monitor       X            (X)
         during the audit

       - Assumes 9 site audits.

Time & Cost Estimate - Change Order #4
ACS - Vitrase


                                                                    ACS         COVANCE
                                                                 ---------    -----------
K.   DRUG SUPPLIES MANAGEMENT
1.   SET-UP

       - includes design of Drug Supply Plan, obtaining
         investigator consignees, set-up tracking system                           X

2.   DRUG IMPORTATION                                                              X

3.   DESIGN OF CORE LABEL                                        Completed

4.   REVIEW OF LABELS                                                              X

5.   TRANSLATIONS OF LABELS                                                    Completed

6.   TRACKING OF DRUG SUPPLIES BY MONITORS for Covance
     sites only                                                                    X

       - Under refrigerated storage conditions
       - Includes re-supply requests for sites

7.   WAREHOUSE STORAGE AND TRACKING OF DRUG SUPPLIES FOR ALL
     STUDY SITES

       - will be performed by CPPS

8.   PREPARATION OF DRUG RANDOMIZATION PLAN AND BLINDING
     ENVELOPES                                                                 Completed

9.   DISTRIBUTION OF BLINDING ENVELOPES TO INVESTIGATIONAL
     SITES                                                                         X

       - will be performed by CPPS

10.  DRUG LABELING                                                                 X

       - will be performed by CPPS

11. DRUG PACKAGING                                                                 X

       - will be performed by CPPS

12. SHIPPING OF DRUG SUPPLIES TO INVESTIGATIONAL SITES                             X

       - will be performed by CPPS

13. REMAINING DRUG DISPOSAL                                                        X

       - assumes return of drug to CPPS/destruction by CPPS following approval by ACS

Time & Cost Estimate--Change Order #4
ACS - Vitrase


C. COST ESTIMATES


COVANCE PROFESSIONAL FEES

Covance costs have been calculated based on staff time needed to complete all the tasks as outlined in Section B of this proposal. Individuals from various departments throughout Covance will participate. These individuals will be integrated into a dedicated project team. Estimated Covance professional fees are presented in the table below. The cost table includes the estimates as of 1 June 1999 until completion of the study. In agreement with ACS, all expenses incurred from the start of the study until 31 May 1999 will be invoiced to ACS on a cost incurred basis. From 1 June 1999, this contract will become a fixed price contract.


COVANCE FEES

TASK                                                      FEES (US$)
----                                                      ----------

Regulatory Submissions                                       26,900
Protocol and CRF Preparation                              Completed
Pre-Study Preparation                                       116,500
Study Initiation Visits                                      39,900
Routine Monitoring Visits                                   718,000
Project Management                                          525,500
Site Management                                             380,000
Data Entry and/or Import                                        N/A
Data Clean-Up                                                75,000
Generation and Review of Tables/Listings/Figures                N/A
Statistical Analysis/Statistical Report                         N/A
Clinical Trial Report (CTR)                                     N/A
Site Audits                                                   9,500
Drug Supplies Management                                     32,500
exclusive CPPS Horsham fees (see Attachment 1)
Project Specific Support                                    122,100
TOTAL                                                     2,045,900

Time & Cost Estimate-Change Order #4
ACS - Vitrase


OUT-OF-POCKET COSTS

Presented below are out-of-pocket costs for travel and accomodation, and shipping of study materials to the investigational sites. These are all pass-through costs.


OUT-OF-POCKET COSTS

ITEM                                                       COST (US$)
----                                                       ----------
Travel and Accomodation                                    423,200
Client Meeting                                              12,300
Project Specific Training                                        0
Project Team Meetings                                       23,500
Kick-Off Meeting                                                 0
Shipping of non-drug supplies                               32,000
Printing                                                     4,000
Patient travel                                             t.b.d.
Investigators' Meeting, including investigators'           t.b.d.
travel & accommodation
Ethic Committees' fees
Authorities' fees                                          t.b.d.
Pharmacy fees
Custom clearance fees                                      t.b.d.
TOTAL (EXCL. T.B.D.)                                       491,000

In addition to the above, the estimated fees for regulatory submissions in Brazil are approximately $35,000. This has not been included in this TCE.

Time & Cost Estimate-Change Order #4
ACS - Vitrase




D.  CHANGE ORDER FORMS

Covance professional fees are fixed, and are based on assumptions and specifications described in this proposal. Deviations from the assumptions and specifications will be jointly reviewed and assessed by ACS and Covance with regard to impact on cost and timelines. Deviations outside Covance's control or changes in the assumptions, specifications or scope of the project resulting in a change in time or costs will need to be re-negotiated with ACS. Once a deviation is identified, a "Change Order Form" will be prepared by Covance, with an estimate of the new timelines, fees and expenses associated with this deviation. Upon ACS's approval of Covance's estimate, said change notice will be effective. Any events or changes of assumptions which affect the time or costs and which are within Covance's control will be the responsibility of Covance and will not affect the program budget.

E.  VALIDITY

This Time and Cost Estimate is valid for 90 days.


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
Time & Cost Estimate--Change Order #4
ACS - Vitrase





                                   ATTACHMENT


                   COVANCE PHARMACEUTICAL PACKAGING SERVICES
                                 (CPPS HORSHAM)



JOB SPECIFICATION

o   STUDY DESCRIPTION

Additional countries are now set to participate in this study. Therefore packaged supplies are required for Hungary and Australia, neither of these countries were listed among the original participating sites.

Additionally, packaging has had to be split over two runs, which was not originally intended, as drug material was not available to pack under one packaging campaign. Therefore packaging for original countries has to be repeated.

Preparation and application of a label complying with local language regulations to ready packaged medication and the distribution of the medication and any additional material is what is required for this study. If additional services are required or the details within this quotation alter then cost will be revised accordingly.


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Time & Cost Estimate--Change Order #4
ACS - Vitrase



o MODIFICATION REQUIREMENTS


Items covered within this change order are as follows:

Labeling of Vitrase vials and Clinical kit cartons (including provision in each carton of a lose two-part Saline vial label), for the following countries:

COUNTRY             # VITRASE VIALS TO LABEL       # CLINICAL KITS TO LABEL
-------             ------------------------       ------------------------
Netherlands                   8                             15
  Poland                     36                             54
    UK                       28                             42
  Germany                    32                             48
South Africa                 32                             48
  Hungary                    72                            108
 Australia                   96                            144
   Brazil                    17                             63


QUOTE


                    TASK DESCRIPTION                   COST (US$)
                    ----------------                   ----------

LABEL DESIGN AND PRINTING OF LABELS (3 labels per
patient and setting of new texts), including design of     4,780
label texts, printing of secondary labels for
medication vials, clinical kits and saline vials,
QA review/approval, regulatory review/approval

PACKAGING AND LABELING (of material listed above),
including preparation of packaging instructions,           6,070
labeling of vials and clinical kit boxes, QA
review/approval


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Time & Cost Estimate-Change Order #4
ACS - Vitrase

            TASK DESCRIPTION                                                         COST (US$)
SHIPMENT COST FOR AMBIENT TEMPERATURE - per shipment,
including design and printing of center labels, design and                              130
printing of shipping labels, packaging material (center
boxes), labels (center labels), preparation of packaging and shipping instructions, co-ordination of shipments with the
medical centers, and the forwarder, preparation of shipping
documents, co-ordination of drug ordering with IVRS and
the centers

Actual shipping costs excluded

SHIPMENT COST (MULTIPLE OR SINGLE PATIENT SHIPMENT) FOR
COLD STORAGE - per shipment, including placement of vial                                410
into plastic bag prior to dispatch, design and printing of
center labels, design and printing of shipping labels,
insulated packaging material (center boxes), labels (center
labels), preparation of packaging and shipping instructions, co-ordination of shipments with the medical centers, and the forwarder, preparation of shipping documents, co-ordination
of drug ordering with IVRS and the centers

Actual shipping costs excluded

INVENTORY MANAGEMENT PER MONTH, including inventory
management and follow up of medication, packed                                          730
medication (quality control: expiry date, batch number),
follow up after stock levels as well as follow up of requests for additional supplies, inventory reports (monthly basis)

PROJECT MANAGEMENT PER MONTH                                                            730

STORAGE PER BAY PER MONTH BETWEEN 2-8 degrees C                                         150

STORAGE PER BAY PER MONTH BETWEEN 15-30 degrees C                                        65

RETURNED MEDICATION                                                                To be agreed

DESTRUCTION OF RETURNED STUDY MEDICATION                                           To be agreed

EUROPEAN RELEASE OF IMPORTED DRUG/PER BATCH (assumes                                    810
paperwork exercise only)


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